Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

October 23, 2008

SunTrust Reports Third Quarter Earnings of $0.88 Per Share

Company Says Resiliency Underscored by Continued Profitability and Improved Capital Position

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $307.3 million for the third quarter of 2008, or $0.88 per average common diluted share, compared to $412.6 million, or $1.18 per average common diluted share, in the third quarter of 2007. The challenging credit environment continued to have an adverse impact on the Company’s financial performance as evidenced by the increase in net charge-offs, nonperforming loans, and credit-related expenses.

“SunTrust’s continued profitability and improved capital position not only underscore our resiliency in a quarter marked by unprecedented industry turmoil, but also serve as a realistic basis for our confidence that we will continue to manage successfully—albeit not unscathed—through the challenges that our industry clearly will face in the period ahead,” said James M. Wells III, Chairman, President and Chief Executive Officer. “We also believe that there will be attractive growth opportunities for SunTrust in the near future. With that in mind, we will continue to take the steps necessary for us to be able to capitalize on those opportunities.”

Mr. Wells said the potential impact of economic weakness on credit quality remains “near-term concern number one” for SunTrust even though the Company has been seeing some “signs of slowing credit deterioration.” Mr. Wells said charge-offs, which were in line with expectations in the third quarter, are likely to remain at elevated levels into 2009.

“We are managing our credit risk profile very carefully to minimize the impact of further deterioration in the economy,” said Mr. Wells. “However, we have all seen how quickly things can change in this environment. As a result, we do not believe it prudent or responsible to try to predict the ultimate path of the economy and the resulting impact on asset quality and earnings.” Mr. Wells noted that the Company’s Board of Directors has authorized an application for the sale of preferred stock to the U.S. Treasury under the TARP program, and also that the Company continues to evaluate its capital structure and dividend policy. Mr. Wells said he expects the evaluation to be completed “in short order” with any decisions communicated promptly.

Mr. Wells pointed out that despite the current industry turmoil, SunTrust’s 30,000 employees remain “steadily focused every day on building our business, serving our current customers, and attracting new ones who find SunTrust’s relative strength and stability a distinct competitive advantage in these uncertain times.”

SunTrust’s previously announced capital enhancing transactions were completed during the quarter and the results are reflected in the Company’s capital ratios. Estimated Tier 1 capital at September 30, 2008 is a healthy 8.15%, up 68 basis points from 7.47% at June 30, 2008. The total capital ratio also increased and now exceeds 11%. In addition, the Company reported total average equity to total average assets of 10.34%, and a tangible equity to tangible asset ratio of 6.40% which is one of the highest ratios among large banks.

Third Quarter 2008 Consolidated Highlights

	3rd Quarter	3rd Quarter	%
	2008	2007	Change
Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$307.3	$412.6	(25.5)%
Net income per average common diluted share	0.88	1.18	(25.4)%
Revenue – fully taxable-equivalent	2,460.9	2,038.4	20.7%
Net interest income – fully taxable-equivalent	1,175.7	1,219.2	(3.6)%
Provision for loan losses	503.7	147.0	242.6%
Noninterest income	1,285.2	819.1	56.9%
Noninterest expense	1,668.1	1,291.2	29.2%
Net interest margin	3.07%	3.18%
Efficiency ratio	67.78%	63.35%

Balance Sheet
(Dollars in billions)
Average loans	$125.6	$119.6	5.1%
Average consumer and commercial deposits	100.2	96.7	3.6%

Capital
Tier 1 capital ratio (1)	8.15%	7.44%
Total average shareholders’ equity to total average assets	10.34%	10.05%
Tangible equity to tangible assets	6.40%	6.36%

Asset Quality
Net charge-offs to average loans (annualized)	1.24%	0.34%
Nonperforming loans to total loans	2.60%	0.81%

(1) Current period Tier 1 capital ratio is estimated as of the earnings release date.

•

Net income per average common diluted share decreased 25.4% from the third quarter of 2007 primarily due to higher provision for loan losses, higher credit-related expenses, the recognition of losses related to an agreement in principle to purchase certain auction rate securities (“ARS”), and valuation losses on trading assets. These impacts were partially offset by net valuation gains on the Company’s publicly traded debt and related hedges carried at fair value and the gain on the sale of a non-strategic subsidiary.

•

The third quarter of 2008 results included a number of gains and losses that were a function of the current environment. Items that positively impacted the reported results included mark-to-market gains on the Company’s public debt and related hedges of $0.60 per share, a gain on the sale of TransPlatinum, the Company’s fuel card and fleet management subsidiary, of $0.14 per share, and the tax benefit from the contribution of 3.6 million shares of The Coca-Cola Company (“Coke”) to the Company’s charitable foundation of $0.20 per share. Items that negatively impacted reported results included an expected market valuation write-down of ARS of $0.31 per share and net mark-to-market losses on trading assets and loan warehouses of $0.24 per share.

•

Fully taxable-equivalent revenue increased 20.7% compared to the third quarter of 2007, as the gain recognized on the charitable contribution of Coke shares, positive net market valuation impacts, the gain on the sale of TransPlatinum, and core fee income growth more than offset a decline in net interest income.

•

Fully taxable-equivalent net interest income declined 3.6% from the third quarter of 2007 and was essentially flat compared to the prior quarter. Net interest margin declined 6 basis points during the quarter and 11 basis points compared to the third quarter of 2007 due to the detrimental impact of higher nonperforming loans, declining interest rates, and a shift in loan and deposit mix.

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Noninterest income increased 56.9% from the third quarter of 2007, driven by securities gains related to the contribution of Coke stock to the Company’s charitable foundation, mark-to-market valuation gains on the Company’s public debt and related hedges, the gain from the sale of a non-strategic business, and double digit growth in service charges, card fees, mortgage-related income, and investment banking fees. Partially offsetting these increases were the reduction in trust and investment management income, the expected market valuation write-down of ARS, and mark-to-market losses on trading assets and loan warehouses.

•

Noninterest expense increased 29.2% from the third quarter of 2007, driven by increased credit-related expenses, the expense related to the tax-free contribution of the Coke stock to the Company’s charitable foundation, and an increase in estimated VISA-related litigation liability. Core operating expenses, excluding credit-related expenses, remained well controlled as a result of the Company’s efficiency and productivity efforts.

•	Provision for income taxes for the quarter was a net benefit of $52.8 million primarily related to the tax-free contribution of the Coke stock, as well as lower taxable income.
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Total average loans increased 5.1% from the third quarter of 2007 principally due to growth in the commercial loan portfolio. Average loans held for sale declined 54.3%, as mortgage loan originations declined 35.5% and efficiency in loan delivery improved. Average consumer and commercial deposits increased 3.6% over the third quarter of 2007. The increase was driven mainly by growth in NOW and money market account balances.

•	The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios were 8.15%, 10.34%, and 6.40%, respectively.
•

Annualized quarterly net charge-offs were 1.24% of average loans for the third quarter of 2008, up from 0.34% in the third quarter of 2007 and 1.04% in the second quarter of 2008. The increase reflects deterioration in consumer residential real estate and residential construction loans.

•

Nonperforming loans to total loans increased to 2.60% as of September 30, 2008, from 2.09% as of June 30, 2008, and 0.81% as of September 30, 2007, due mainly to increased levels of nonperforming residential real estate and construction loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,460.9 million for the third quarter of 2008, an increase of 20.7% compared to the third quarter of 2007, driven by the securities gains from the contribution of the Coke stock, mark to market valuation gains on the Company’s public debt and related hedges carried at fair value, and increased fee income. These items were partially offset by a 3.6% decline in net interest income, a decline in trust and investment management income, and the expected market valuation write-down of ARS.

For the nine months, fully taxable-equivalent revenue was $7,284.2 million, up 12.4% over prior year. The increase was driven by incremental net securities gains of $424.8 million, gains from the sale of non-strategic businesses and the sale/leaseback of certain corporate real estate properties, the Visa IPO gain, net positive mark-to-market valuations, and increased fee income from the Company’s core businesses. These contributions to growth were partially offset by lower net interest income, trust and investment management income, and the write-down related to ARS.

Net Interest Income

Fully taxable-equivalent net interest income was $1,175.7 million in the third quarter of 2008, a decrease of 3.6% from the third quarter of 2007. Net interest margin declined 11 basis points compared to the third quarter of 2007. On a sequential quarter basis, net interest margin declined 6 basis points. The decline in net interest income was primarily due to the increase in nonaccrual loans, a reduction in Coke and Federal Home Loan Bank (“FHLB”) dividend income, LIBOR rate volatility during September in particular, and lower interest income associated with a small increase in the Company’s leverage lease (“LILO”) reserves. While earning assets remained essentially flat over the past twelve months, higher yielding assets, such as loans held for sale, have declined and lower yielding assets, such as commercial loans, have increased. Lower rates on customer and wholesale deposits, as well as growth in customer deposits, helped offset the decline in interest income.

For the nine months, fully taxable-equivalent net interest income was $3,528.5 million, a decline of 2.7% from 2007 while net interest margin was relatively flat. Balance sheet management strategies initiated in 2007 led to a $3.8 billion, or 2.5%, decline in average earning assets, namely loans held for sale, real estate construction loans, and interest-earning trading assets, which was partially offset by growth in commercial loans.

Noninterest Income

Total noninterest income was $1,285.2 million for the third quarter of 2008, up 56.9% from the third quarter of 2007. The third quarter of 2008 included the gain from the contribution of Coke stock of $183.4 million to a charitable foundation and a $81.8 million gain on the sale of TransPlatinum, a fuel card and fleet management subsidiary, as well as mark-to-market valuation gains on the Company’s public debt and related hedges of $341.0 million versus a mark-to-market valuation gain of $63.0 million in the third quarter of 2007. The gains on the Company’s public debt related to the widening in credit spreads across the entire financial institutions sector as a result of the global credit crisis. When stability in debt markets returns, spreads are expected to tighten, and, if this occurs, then these valuation gains will reverse. The third quarter of 2008 also included $172.8 million of expected losses related to ARS and $136.9 million in mark-to-market losses on illiquid trading securities and loan warehouses compared to $220.5 million in mark-to-market losses in the third quarter of 2007. The fair value of the illiquid securities acquired in the fourth quarter of 2007 declined to approximately $350 million, from approximately $770 million as of June 30, 2008, primarily due to sales during the third quarter. This reduction was partially offset by the purchase in the third quarter of 2008 of a $70 million par value bond from an affiliated money market mutual fund. As of September 30, 2008, the fair value of this bond was $6.5 million.

The expected loss related to auction rate securities was recognized in trading account profits and commissions as a result of the Company’s decision to offer to purchase ARS from certain clients and includes approximately $5 million in regulatory fines. The par value of the securities the Company will offer to purchase is approximately $725 million. Approximately $625 million of these securities are government sponsored securities or securities where the issuer has indicated support of the underlying assets. The remaining $100 million of securities pertains to a senior tranche within a securitization of trust preferred securities. We believe that the bulk of this write-down relates to liquidity and duration risks not the ultimate collectability of estimated cash flows. The majority of these securities are expected to be purchased in the fourth quarter.

Mortgage production income was $50.0 million in the third quarter of 2008 compared to $13.0 million in the third quarter of 2007. Lower loan production and related fees in 2008 were offset by a significant reduction in valuation losses recorded in the third quarter of 2007 on the Alt-A loans held in the warehouse. Mortgage servicing related income in the third quarter of 2008 increased primarily due to higher servicing fee income driven by growth in the servicing portfolio from $149.9 billion as of September 30, 2007 to $159.3 billion as of September 30, 2008. On a sequential quarter basis, servicing income increased primarily due to a $19.0 million gain on sale of excess servicing rights.

In the third quarter of 2008, the Company experienced strong growth in service charges on deposit accounts and card fees, which increased 12.3% and 10.9%, respectively, over the same period of 2007. Investment banking income grew 30.4%, related to increased loan syndication and capital markets activity; however, trust and investment income declined 15.8%, reflecting the sale of certain trust related businesses earlier in 2008 and lower fee income attributable to the decline in the equity markets. Trading account profits and commissions includes the mark-to-market valuation adjustments on financial instruments carried at fair value including the Company’s publicly-traded debt and related hedges carried at fair value and the ARS expected loss. Securities gains included the $183.4 million gain from the contribution of Coke shares, partially offset by a $10.3 million charge for other-than-temporary impairment of certain securities available for sale.

For the nine months, total noninterest income was $3,755.7 million, which was 31.7% over the same period of 2007. The increase was largely due to the following transaction-related gains:

•	$497.4 million incremental gain on the sale and contribution of Coke stock
•	$57.1 million incremental gain on sale of Lighthouse interests
•	$37.0 million gain on the sale/leaseback of corporate real estate
•	$81.8 million gain on the sale of TransPlatinum
•	$29.6 million gain on sale of First Mercantile Trust
•	$86.3 million gain recorded on the Visa IPO

Partially offsetting these gains was the expected market valuation write-down of $172.8 million related to ARS and securities losses recorded primarily in the first and third quarters of 2008 totaling $75.1 million in conjunction with available-for-sale securities that were determined to be other-than-temporarily impaired.

For the first nine months of 2008, SunTrust experienced solid growth in most noninterest income categories, including service charges on deposits accounts, up $82.6 million, other fees up, $28.4 million, card fees up, $27.2 million, investment banking income up, $18.7 million, and retail investment income up, $12.5 million. Trading account profits and commissions increased $24.6 million over the first nine months of 2007 as positive mark-to-market gains on the Company’s public debt net of related hedges exceeded mark-to-market losses on illiquid securities during 2008, as compared to net mark-to-market losses during 2007.

Mortgage production income increased 190.1% over the first nine months of 2007 due to the recognition of servicing value at the time of the interest rate lock commitment in accordance with recently adopted accounting standards, partially offset by a decline in loan production. The prior period also included the impact of mortgage spread widening related to Alt-A loans held in the mortgage loan warehouse, which have been substantially eliminated, and $42.2 million of income reductions recorded in conjunction with our adoption of specific fair value accounting standards. Drivers behind changes in other components of noninterest income categories were consistent with those impacting the third quarter.

Noninterest Expense

Total noninterest expense in the third quarter of 2008 was $1,668.1 million, up 29.2% from the third quarter of 2007. Almost half of the increase was related to the $183.4 million contribution of Coke stock to our charitable foundation recognized in marketing and customer development. The majority of the remaining increase was due to credit-related expenses, which increased $178.2 million over the third quarter of 2007. Credit-related expenses include fraud losses primarily related to borrower misrepresentations on mortgage loan documentation, other real estate losses, credit and collection costs, and additions to mortgage insurance reserves. Additionally, SunTrust increased its estimate of future liability related to VISA litigation by $20 million as a result of a tentative settlement. Excluding the charitable contribution, VISA litigation, and credit-related items, expenses were well controlled as a result of the Company’s E2 Efficiency and Productivity Program, which through the third quarter 2008 has generated gross savings of approximately $397 million. Personnel expenses in the third quarter of 2008 increased 2.7% from the same period in 2007. Salaries declined $8.6 million from the third quarter of 2007, reflecting a reduction of approximately 3,500 full time equivalent employees since September 30, 2007 to 29,447 as of quarter end 2008. The increase in personnel expense is due primarily to the annual issuance of restricted stock, and in the third quarter of 2007, a year-to-date downward adjustment to incentive accruals. Other expenses in the third quarter of 2007 included a $45.0 million accrual for severance costs related to the E2 program and a $9.8 million debt extinguishment charge, partially offset by a $33.6 million reduction of the accrued liability related to a capital instrument. On a sequential quarter basis, the increase in outside processing was substantially offset by the decrease in employee compensation and benefits due to the outsourcing of certain back-office operations in the third quarter of 2008.

For the nine months, total noninterest expense was $4,301.8 million, an increase of 13.9% over the same period in 2007. The increase was primarily due to increased credit-related costs of $290.7 million, the contribution of Coke stock of $183.4 million, and the mortgage origination costs that were previously deferred prior to the Company’s election during the second quarter of 2007 to record at fair value certain newly originated mortgage loans held-for-sale.

Income Taxes

The Company recognized a benefit for income taxes of $52.8 million in the third quarter of 2008 compared to a provision for income taxes of $152.9 million in the third quarter of 2007. The decrease in income taxes was due to lower taxable income and the recognition of a $68.5 million tax benefit from the charitable contribution of 3.6 million Coke shares.

Balance Sheet

As of September 30, 2008, SunTrust had total assets of $174.8 billion. Shareholders’ equity of $18.0 billion as of September 30, 2008 represented 10.27% of total assets. Book value and tangible book value per common share were $49.32 and $30.27 as of September 30, 2008, respectively.

Loans

Average loans for the third quarter of 2008 were $125.6 billion, up $6.1 billion, or 5.1%, from the third quarter of 2007. The increase was primarily in commercial-related categories. Average construction loans declined $3.2 billion, or 23.3%, due to the Company’s efforts to reduce its exposure to construction loans and the transfer to nonaccrual loans. Indirect auto loans declined $0.8 billion, or 10.2%, driven by SunTrust’s de-emphasis of this business. Average loans held-for-sale also declined $5.3 billion, or 54.3%, as loan originations declined 35.5%, production shifted to predominantly agency products, and efficiency improved in loan delivery. On a sequential quarter basis, total average loans increased slightly with the product trends remaining consistent.

Deposits

Average consumer and commercial deposits for the third quarter of 2008 were $100.2 billion, up $3.5 billion, or 3.6%, from the third quarter of 2007, as increases in NOW and money market deposits were partially offset by declines in demand deposit and savings account balances. Average brokered deposits declined $5.1 billion, or 32.3%, from the third quarter of 2007 as consumer and commercial interest bearing deposits increased $4.1 billion. On a sequential quarter basis, total average deposits decreased $0.8 billion, or 0.7%, driven by reductions in most deposit categories. The decline in average balances was driven largely by decreases experienced in July and August, as September reversed this trend with growing balances, particularly in the later part of the month.

Capital

The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible assets ratios at September 30, 2008 were 8.15%, 10.34%, and 6.40%, respectively. This compares to 7.44%, 10.05%, and 6.36% at September 30, 2007 and 7.47%, 10.31%, and 6.27% at June 30, 2008. The increases are primarily attributable to completion of the Coke transactions. The Company’s regulatory capital ratios are significantly in excess of the regulatory requirements for well capitalized status.

Asset Quality

Nonaccrual loans were $3,289.5 million, or 2.60%, of total loans as of September 30, 2008, compared to $2,625.3 million, or 2.09%, of total loans as of June 30, 2008 and $974.8 million, or 0.81%, of total loans as of September 30, 2007. The increase in nonaccrual loans was mainly due to an increase in real estate construction loans and residential mortgages, as the overall weakening of the housing markets and economy continued to increase delinquencies. Other real estate owned also increased $52.5 million, or 15.7%, to $387.0 million, as the Company foreclosed on the collateral securing specific nonperforming loans. Restructured loans still accruing interest increased $217.7 million to $381.0 million as a result of actions the Company is proactively taking to mitigate further losses and enable borrowers to repay their loans under revised terms that in the long run preserve the value of the Company’s interests.

Annualized quarterly net charge-offs in the third quarter of 2008 were 1.24% of average loans, up from 0.34% in the third quarter of 2007 and 1.04% in the second quarter of 2008. Net charge-offs were $392.1 million in the third quarter of 2008 compared to $322.7 million in the second quarter of 2008 and $103.7 million in the third quarter of 2007. The increase in net charge-offs over the third quarter of 2007 reflects the deterioration in consumer credit and home values, particularly in residential real estate secured loans. The increase in net charge-offs in 2008 has been most pronounced in home equity lines, residential mortgages, and construction loans as home values continued to fall. The provision for loan losses increased to $503.7 million compared to $448.0 million in the second quarter of 2008 and $147.0 million in the third quarter of 2007.

The allowance for loan and lease losses was $1,941.0 million as of September 30, 2008 and represented 1.54% of period-end loans. Since year-end 2007, the allowance to loans outstanding has increased 49 basis points, as the deterioration in certain segments of the consumer and residential real estate market continued. The allowance for loan and lease losses as of September 30, 2008 represented 1.24 times annualized net charge-offs in the quarter and 62.1% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s four business lines: Retail and Commercial Banking, Wholesale Banking, Mortgage, and Wealth and Investment Management. In 2007, the Company reported five business segments.

All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department, as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and Generally Accepted Accounting Principles, certain matched-maturity funds transfer pricing credits and charges, differences in loan loss provision compared to net charge-offs, as well as equity and its related impact.

Retail and Commercial Banking

Three Months Ended September 30, 2008 vs. 2007

Retail and Commercial Banking net income for the third quarter of 2008 was $64.7 million, a decrease of $138.1 million, or 68.1%, compared to the third quarter of 2007. This decrease was primarily the result of higher provision expense due to home equity line and commercial net charge-offs, lower deposit related net interest income and higher credit and fraud related noninterest expense, partially offset by strong growth in service charges on deposits.

Net interest income decreased $51.6 million, or 7.3%, driven by a shift in deposit mix and compressed spreads due to increased competition for deposits. Average deposits increased $0.9 billion, or 1.1%, while deposit spreads decreased 18 basis points resulting in a $32.8 million decrease in net interest income. Low cost demand deposit and savings accounts decreased a combined $1.3 billion, or 6.7%, primarily in commercial demand deposits while higher cost NOW and money market accounts increased a combined $2.6 billion, or 7.4%. Certificates of deposit and IRA accounts dropped $0.4 billion, or 1.7%, although spreads increased slightly. Net interest income from loans decreased $11.8 million as average loan balances declined $0.5 billion, or 1.0%. Average loan balances declined approximately $2.2 billion related to the migration of middle market clients from the Retail and Commercial line of business to Wholesale Banking. This decline was substantially offset by loan growth from the GB&T acquisition, commercial loans, equity lines, and student loans.

Provision for loan losses increased $151.1 million over the same period in 2007. The provision increase was most pronounced in home equity lines, reflecting deterioration in the residential real estate market, and commercial loans, primarily to clients with annual revenue of less then $5 million.

Total noninterest income increased $30.2 million, or 9.4%, from the third quarter of 2007. This increase was driven primarily by a $22.1 million, or 11.6%, increase in service charges on deposit accounts from both consumer and business accounts primarily due to growth in the number of accounts, higher NSF rates and an increase in occurrences of NSF fees. Interchange fees increased $7.4 million, or 14.6%, and ATM revenue increased $3.0 million, or 10.1%.

Total noninterest expense increased $47.1 million, or 7.4%, from the third quarter of 2007. This increase was driven primarily by higher credit related expenses including operating losses due to fraud, shared corporate overhead expense, and continued investment in the branch distribution network.

Nine Months Ended September 30, 2008 vs. 2007

Retail and Commercial Banking net income for the nine months ended September 30, 2008 was $283.0 million, a decrease of $329.5 million, or 53.8%, compared to the same period in 2007. This decrease was primarily the result of higher provision expense due to home equity line net charge-offs, lower net interest income related to deposit spreads and higher credit-related noninterest expense, partially offset by strong growth in service charges on deposits.

Net interest income decreased $201.4 million, or 9.4%, driven by a continued shift in deposit mix and decreased spreads as deposit competition and the interest rate environment encouraged customers to migrate into higher yielding interest-bearing deposits. Average deposit balances increased $0.4 billion, or 0.5%, while deposit spreads decreased 30 basis points resulting in a $172.7 million decrease in net interest income. Low cost demand deposit and savings accounts decreased a combined $1.9 billion, or 9.4%, driven by a decrease in commercial demand, while higher cost NOW and money market accounts increased a combined $2.4 billion, or 7.0%. Net interest income from loans decreased $21.8 million, or 2.8%, as average loan balances declined $0.4 billion, or 0.8%. The transfer of middle market clients to the Wholesale Banking line of business decreased loans by approximately $2.1 billion and was partially offset by loans acquired in the GB&T acquisition and growth in commercial loans, equity lines and student loans.

Provision for loan losses increased $409.0 million over the same period in 2007. The provision increase was most pronounced in home equity lines, indirect auto, as well as in commercial loans primarily to clients with annual revenue of less then $5 million.

Total noninterest income increased $101.6 million, or 11.0%, over the same period in 2007. This increase was driven primarily by a $69.2 million, or 13.0%, increase in service charges on both consumer and business deposit accounts, primarily due to growth in the number of accounts, higher NSF rates and an increase in occurrences of NSF fees. Interchange fees increased $22.3 million, or 15.0%, while ATM revenue also increased $7.1 million, or 8.0%.

Total noninterest expense increased $15.9 million, or 0.8%, from the same period in 2007. The continuing positive impact of expense savings initiatives was offset by higher credit-related expenses, including operating losses due to fraud, and continued investments in the branch distribution network.

Wholesale Banking

Three Months Ended September 30, 2008 vs. 2007

Wholesale Banking net income for the third quarter of 2008 was $42.1 million, an increase of $9.7 million, or 30.2%, compared to the third quarter of 2007. Lower mark-to-market trading losses and higher investment banking income was partially offset by higher incentive based compensation as well as decreased net interest income and increased provision expense.

Net interest income decreased $10.8 million, or 7.6%. While average loan balances increased $5.2 billion, or 17.7%, the corresponding net interest income declined $13.1 million, or 11.4%. Approximately $2.2 billion of the increase is related to the migration of middle market clients from the Retail and Commercial line of business to the Wholesale Banking line of business. Average loans in the legacy Wholesale Banking line of business increased approximately $3.1 billion, or 10.5%, driven by growth from large corporate clients partially offset by reductions in the residential builder portfolio. The decline in loan related net interest income is due to a shift in mix away from higher spread residential construction loans to lower spread commercial loans, as well as increased residential construction nonaccrual loans. Total average deposits were up $4.0 billion, or 75.8%, primarily in higher cost corporate money market and Eurodollar accounts. The net interest income associated with the higher-cost deposit categories was relatively flat as the additional volume was offset by lower deposit spreads.

Provision for loan losses was $32.3 million, an increase of $16.8 million, or 108.9%, from the same period in 2007. The increase resulted from higher residential builder-related charge-offs partially offset by lower charge-offs from large corporate clients.

Total noninterest income increased $85.8 million, or 118.4%. Solid performance in loan syndications, fixed income sales, direct finance, equity offerings and leasing, as well as lower mark-to-market trading losses primarily related to structured products, were in part offset by lower revenues in bond origination and structured leasing.

Total noninterest expense increased $24.2 million, or 13.5%. The migration of middle market clients accounted for approximately $6.7 million of the increase. The remainder of Wholesale Banking expenses increased $17.5 million, or 9.8%, driven primarily by higher incentive-based compensation primarily related to an increase in noninterest income, partially offset by lower Affordable Housing related and discretionary expenses.

Nine Months Ended September 30, 2008 vs. 2007

Wholesale Banking net income for the nine months ended September 30, 2008 was $206.5 million, a decrease of $37.3 million, or 15.3%, compared to the same period in 2007. Lower mark-to-market trading losses were offset by reductions in private equity gains, higher incentive based compensation, as well as decreased net interest income and increased provision expense.

Net interest income decreased $26.3 million, or 6.1%. Average loan balances increased $4.4 billion, or 15.1%, while the corresponding net interest income declined $23.2 million, or 6.7%. Approximately $2.1 billion of the loan increase is related to the migration of middle market clients from the Retail and Commercial line of business to the Wholesale Banking line of business. Average loans in the legacy Wholesale line of business increased $2.3 billion, or 8.0%, driven by increased corporate banking loans which were partially offset by reductions in the residential builder portfolio. The decline in net interest income is due to a shift in mix away from higher spread residential construction loans to lower spread commercial loans and increased residential construction nonaccrual loans. Total average deposits were up $4.1 billion, or 82.4%, primarily in higher cost corporate money market and Eurodollar accounts. The associated net interest income decreased $5.5 million driven by the lower credit for funds on demand deposits. The net interest income associated with the higher-cost deposit categories was relatively flat as the additional volume was offset by the lower deposit spreads.

Provision for loan losses was $55.6 million, an increase of $21.7 million, or 64.1%, from the same period in 2007, resulting from higher residential builder related charge-offs partially offset by lower charge-offs in corporate banking.

Total noninterest income increased $49.8 million, or 10.7%. Lower mark-to-market trading losses mainly affecting structured products was the main driver of the increase. Solid performance in loan syndications, fixed income and equity sales and trading, equity offerings and leasing were, in part, offset by a reduction in private equity gains and lower revenues in structured leasing, derivatives and M&A advisory.

Total noninterest expense increased $38.6 million, or 6.8%. The transfer of middle market clients accounted for approximately $19.7 million of the increase. The remainder of Wholesale Banking’s expense increased $18.9 million, or 3.4%, driven primarily by higher incentive-based compensation primarily related to a 45% increase in Capital Markets noninterest income. In addition, higher outside processing and credit services expenses were partially offset by lower Affordable Housing, personnel, and discretionary expenses.

Mortgage

Three Months Ended September 30, 2008 vs. 2007

Mortgage reported a net loss of $156.1 million for the third quarter of 2008, a $143.6 million higher loss compared with the third quarter of 2007. The larger net loss was principally due to higher credit-related costs.

Net interest income declined $23.5 million, or 18.0%. Average loans increased $1.0 billion, or 3.4%, while net interest income on loans declined $19.9 million, or 22.8%. This decline was principally due to a $1.2 billion increase in average nonaccrual loans which resulted in $12.1 million of the net interest income decline. Additionally, average consumer mortgage and residential construction loans declined $0.3 billion resulting in a net interest income decline of $7.4 million. Also contributing to the decrease was a $4.0 million decline in net interest income on deposits primarily related to a lower credit for funds on demand deposits.

Provision for loan losses increased $113.1 million over the $11.7 million recorded in the third quarter of 2007 due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income increased $38.5 million, or 42.8%. Mortgage production income increased $29.6 million, or 148.4%. Total loan production of $8.1 billion was down $4.5 billion, or 35.5%; however, valuation losses due to spread widening in the mortgage market were lower in 2008 and offset the negative effect of lower loan production. Servicing income increased $5.8 million, or 10.2%. Higher service fees due to a larger servicing portfolio were only partially offset by higher Mortgage Servicing Rights (“MSR”) amortization. Total loans serviced at September 30, 2008 were $159.3 billion compared with $149.9 billion at September 30, 2007.

Total noninterest expense increased $129.7 million, or 55.0%. Operating losses increased $71.6 million principally driven by fraud related to borrower misrepresentation, while reserves for mortgage reinsurance losses increased $47.9 million. Other real estate and collection services expenses increased $38.1 million. Commission expense was down $19.5 million due to lower loan production as were other origination-related expenses.

Nine Months Ended September 30, 2008 vs. 2007

Mortgage reported a net loss of $276.8 million for the nine months ended September 30, 2008, a decrease of $312.7 million compared to net income of $35.9 million reported in the same period in 2007 principally due to credit-related costs and lower servicing income.

Net interest income declined $33.2 million, or 8.4%. Average loans increased $1.0 billion, or 3.2%, while the resulting net interest income declined $48.2 million. This decline was principally due to a $1.1 billion increase in average nonaccrual loans which contributed $32.6 million to the decline in net interest income. Additionally, the changing mix in portfolio assets drove an income decline of $15.5 million, as declining construction perm and Alt A balances were replaced with lower yielding prime first lien mortgages. Average deposits increased $0.1 billion, or 5.1%, while the resulting net interest income decreased $6.4 million due primarily to lower funds credit for demand deposits. Partially offsetting the decline was higher income from loans held for sale of $26.7 million due to wider spreads and higher income from mortgage-backed securities of $19.4 million.

Provision for loan losses increased $316.1 million, to $351.1 million from $35.0 million, due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income increased $103.9 million, or 39.1%. Total loan production of $29.2 billion was down $16.2 billion, or 35.7%, from the prior year. While production income was negatively affected by lower loan production, total production income increased $138.9 million, or 200.9%, due to lower valuation losses resulting from spread widening in the mortgage market in 2008 and recognition of loan origination fees resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007. Servicing income was down principally due to higher MSR amortization and hedge costs and lower gains on sale of mortgage servicing assets. These declines were partially offset by higher service fees due to a larger servicing portfolio. Total loans serviced at September 30, 2008 were $159.3 billion compared with $149.9 billion at September 30, 2007.

Total noninterest expense increased $254.5 million, or 43.5%. Operating losses increased $101.8 million principally driven by fraud related to borrower misrepresentation. Reserves for mortgage reinsurance losses increased $79.8 million while other real estate expense and collection services expense increased $70.8 million. Additionally, the recognition of loan origination costs resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007 increased noninterest expense compared with the prior year. These increases were partially offset by lower commission expense which was down $58.7 million due to lower loan production.

Wealth and Investment Management

Three Months Ended September 30, 2008 vs. 2007

Wealth and Investment Management’s net income for the third quarter of 2008 was $4.4 million, a decrease of $56.8 million, or 92.8%. The decline in net income was primarily the result of a mark-to-market loss on a single security. In September 2008, the Company purchased $70 million of Lehman Brothers Holdings Inc. (“Lehman”) bonds, at par, from the RidgeWorth Prime Quality Money Market Fund in order to protect SunTrust clients from possible losses associated with Lehman’s default. Subsequent to purchase, a $63.5 million pre-tax mark-to-market loss was recorded reflecting the fair value as of September 30, 2008.

Net interest income decreased $3.1 million, or 3.6%, primarily due to compressed spreads on loans and deposits. Average deposits were down 0.3% and net interest income declined $1.6 million, or 2.9%, primarily related to a lower credit for funds on demand deposits. Average loans increased $0.4 billion, or 4.7%, driven by a $240.7 million increase in commercial loans. However, the increase in balances was offset by decreased spreads in both the consumer and commercial portfolios resulting in a $2.3 million decrease in net interest income.

Provision for loan losses increased $7.2 million primarily due to higher home equity, consumer direct, and consumer mortgage net charge-offs.

Total noninterest income decreased $96.7 million, or 37.4%, driven by the $63.5 million mark-to-market loss on the Lehman bonds and the sale of Lighthouse Partners and First Mercantile Trust. Retail investment income increased $0.9 million, or 1.3%, due to higher annuity sales and recurring managed account fees. Trust income decreased $27.5 million, or 15.7%, primarily due to lower revenue streams stemming from the sale of Lighthouse Partners and First Mercantile Trust and lower market valuations on managed equity assets. As of September 30, 2008, assets under management were approximately $129.5 billion compared to $142.9 billion as of September 30, 2007. Assets under management include individually managed assets, the RidgeWorth Funds, institutional assets managed by RidgeWorth Capital Management, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $218.3 billion, which includes $129.5 billion in assets under management, $51.4 billion in non-managed trust assets, $35.9 billion in retail brokerage assets, and $1.7 billion in non-managed corporate trust assets.

Total noninterest expense decreased $17.5 million, or 7.1%, driven by lower staff and discretionary expenses, as well as lower structural expense resulting from the sale of Lighthouse Partners and First Mercantile Trust.

Nine Months Ended September 30, 2008 vs. 2007

Wealth and Investment Management’s net income for the nine months ended September 30, 2008 was $153.3 million, a decrease of $30.5 million, or 16.6%, from the prior year. The following transactions represented $13.6 million of the year-over-year decline:

•	$39.4 million decrease due to the after-tax impact of the mark-to-market loss on Lehman bonds.
•	$55.4 million increase due to the after-tax gain on sale of a minority interest in Lighthouse Investment Partners in the first quarter of 2008.
•	$18.4 million increase due to the after-tax gain on the sale of First Mercantile Trust in the second quarter of 2008.
•	$27.9 million decrease due to the after-tax impairment charge on a client-based intangible asset incurred in the second quarter of 2008.
•	$20.1 million decrease due to the after-tax gain resulting from the sale upon merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007.

Net interest income decreased $17.1 million, or 6.4%, primarily due to a shift in deposit mix to higher cost deposits. Average deposits were practically unchanged as declines in demand deposits and savings accounts were offset by increases in higher-cost NOW and money market accounts. This shift in deposit mix coupled with compressed spreads due to increased competition for deposits resulted in a $13.2 million decrease in net interest income. Average loans increased slightly as growth in commercial loans was partially offset by declines in higher spread consumer loans resulting in a $3.6 million decline in net interest income.

Provision for loan losses increased $10.9 million, or 183.9%, driven by higher home equity, consumer direct, and consumer mortgage net charge-offs.

Total noninterest income decreased $32.1 million, or 4.0%, compared to the nine months ended September 30, 2007 driven by the $63.5 million mark-to-market loss on Lehman bonds. This decline was partially offset by a $29.6 million gain on sale of First Mercantile Trust and $28.7 million of incremental revenue from the sale of our Lighthouse Partners investment. Retail investment income increased $9.6 million, or 4.7%, due to higher annuity sales and higher recurring managed account fees. Trust income decreased $48.0 million, or 9.4%, primarily due to the aforementioned sales of Lighthouse Partners and First Mercantile Trust which resulted in a $37.4 million decline in trust income.

Total noninterest expense decreased $9.6 million, or 1.3%. This decline includes a $45.0 million impairment charge on a client based intangible incurred in the second quarter of 2008. Noninterest expense before intangible amortization declined $50.9 million, or 6.8%, driven by lower staff, discretionary, and indirect expenses, as well as lower structural expense resulting from the sales of Lighthouse Partners and First Mercantile Trust.

Corporate Other and Treasury

Three Months Ended September 30, 2008 vs. 2007

Corporate Other and Treasury’s net income for the third quarter of 2008 was $357.4 million, an increase of $221.0 million, or 162.0%, compared to the third quarter of 2007. The increase was driven by the release of a deferred tax liability related to the charitable contribution of Coke stock, net positive valuations on long-term debt and related hedges carried at fair value, lower mark-to-market losses on trading securities and the gain on sale of the TransPlatinum subsidiary. These increases were partially offset by the expected market valuation write-down of auction rate securities and an increase in provision for loan losses.

Net interest income increased $45.5 million, or 29.5%, over the same period in 2007 mainly due to interest risk management activities. Total average assets decreased $4.0 billion, or 17.6%, mainly due to the reduction in the size of the investment portfolio as part of the Company’s overall balance sheet management strategy. Total average deposits decreased $6.7 billion, or 31.1%, mainly due to a decrease in brokered deposits, as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $68.4 million, or 157.8%, due to a higher increase in the Company’s allowance for loan losses.

Total noninterest income increased $408.3 million in the third quarter of 2008 compared to the same period in 2007. Of the increase, $278.0 million was driven by net valuation gains on publicly-traded debt. These net valuation gains are primarily due to the significant widening in credit spreads on the Company’s publicly-traded debt and related hedges carried at fair value. There was also an increase of $177.7 million in securities gains primarily from the gain on the contribution of Coke stock and a gain of $81.8 million on sale of the TransPlatinum subsidiary. These increases were partially offset by the expected market valuation write-down of $172.8 million on auction rate securities.

Total noninterest expense increased $193.3 million compared to the third quarter of 2007. The increase in expense was mainly due to a $183.4 million charitable contribution of Coke stock, and increase in the VISA related litigation liability.

Nine Months Ended September 30, 2008 vs. 2007

Corporate Other and Treasury’s net income for the nine months ended September 30, 2008 was $777.3 million, an increase of $230.5 million, or 42.1%, from the same period in 2007. The increase was driven by securities gains primarily related to the incremental gains on the sale and contribution of Coke stock, net valuation gains on the Company’s publicly-traded debt and related hedges carried at fair value, and the gain on sale of the TransPlatinum subsidiary. These increases were partially offset by the expected market valuation write-down of auction rate securities, mark-to-market valuation losses on illiquid trading securities and provision for loan losses.

Net interest income increased $178.9 million, or 45.7%, over the same period in 2007 mainly due to interest rate risk management activities. Total average assets decreased $6.1 billion, or 22.9%, mainly due to the reduction in the size of trading assets. Total average deposits decreased

$9.4 billion, or 38.8%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $445.8 million in conjunction with an increase in the allowance for loan losses due primarily to expected deterioration in the residential real estate market and related loan credit quality.

Total noninterest income increased $680.0 million compared to the same period in 2007 mainly due to a $497.4 increase in gains on the sale and contribution of Coke stock. Additionally, there was an $86.3 million gain on holdings of VISA in connection with its initial public offering, an $81.8 million gain on sale of TransPlatinum, and an additional $37.0 million gain from the sale/leaseback of real estate properties. Noninterest income also included an additional increase of $442.9 million of net positive mark-to-market valuations on the Company’s public debt and related hedges carried at fair value. These valuations reflect the widening in the credit spreads on SunTrust’s publicly-traded debt carried at fair value. These gains were partially offset by $176.6 million in net valuation losses on illiquid trading securities, an expected loss of $172.8 million on ARS, an $81.0 million decrease due to gains on trading assets and liabilities recorded in 2007 related to the Company’s adoption of fair value, and a $58.4 million increase in securities losses during this period primarily driven by market value impairment related to certain asset-backed securities that were estimated to be other-than-temporarily impaired.

Total noninterest expense increased $223.9 million from the same period in 2007. The increase in expense was mainly due to the $183.4 million charitable contribution of Coke stock, and an increase in the VISA related litigation liability.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call October 23, 2008, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q08). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q08). A replay of the call will be available one hour after the call ends on October 23, 2008, and will remain available until November 6, 2008, dialing 1-866-435-5412 (domestic) or 1-203-369-1031 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-

related link, 3rd Quarter Earnings Release.” Beginning the afternoon of October 23, 2008, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Exhibit 99.3 to our Current Report on Form 8-K filed on October 23, 2008 with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; current levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; there can be no assurance that recently enacted legislation will stabilize the U.S. financial system; the impact on us of recently enacted legislation, in particular the Emergency Economic Stabilization Act of 2008 and its implementing regulations, and actions by the FDIC, cannot be predicted at this time; credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact our business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect our business, revenue and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on our common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of residential real estate may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and methods are key to how we report our financial condition and results of operations, and these require us to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries that could result in current or future gains or losses or the possible consolidation of those entities; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30			% Change		Nine Months Ended September 30		% Change
	2008		2007			2008	2007
EARNINGS & DIVIDENDS
Net income	$312.4		$420.2	(25.7	) %	$1,143.4	$1,622.9	(29.5	) %
Net income available to common shareholders	307.3		412.6	(25.5)		1,126.2	1,600.5	(29.6)
Total revenue - FTE [2]	2,460.9		2,038.4	20.7		7,284.2	6,480.1	12.4
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,287.9		2,037.4	12.3		6,622.0	6,242.7	6.1
Net income per average common share
Diluted	0.88		1.18	(25.4)		3.22	4.52	(28.8)
Basic	0.88		1.19	(26.1)		3.23	4.57	(29.3)
Dividends paid per average common share	0.77		0.73	5.5		2.31	2.19	5.5

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$173,888		$174,653	(0.4	) %	$175,446	$178,694	(1.8	) %
Earning assets	152,320		152,328	-		152,601	156,439	(2.5)
Loans	125,642		119,559	5.1		124,702	119,739	4.1
Consumer and commercial deposits	100,200		96,708	3.6		101,029	97,471	3.7
Brokered and foreign deposits	15,800		21,140	(25.3)		15,447	23,925	(35.4)
Total shareholders’ equity	17,982		17,550	2.5		18,045	17,732	1.8

As of
Total assets	174,777		175,857	(0.6)
Earning assets	152,904		151,229	1.1
Loans	126,718		120,748	4.9
Allowance for loan and lease losses	1,941		1,094	77.4
Consumer and commercial deposits	101,829		98,834	3.0
Brokered and foreign deposits	14,083		17,026	(17.3)
Total shareholders’ equity	17,956		17,907	0.3

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.71%		0.95%	(25.3	) %	0.87%	1.21%	(28.1	) %
Return on average assets less net unrealized securities gains [1]	0.45		0.93	(51.6)		0.53	1.09	(51.4)
Return on average common shareholders’ equity	6.99		9.60	(27.2)		8.57	12.42	(31.0)
Return on average realized common shareholders’ equity [1]	4.55		9.86	(53.9)		5.56	11.70	(52.5)
Net interest margin [2]	3.07		3.18	(3.5)		3.09	3.10	(0.3)
Efficiency ratio [2]	67.78		63.35	7.0		59.06	58.31	1.3
Tangible efficiency ratio [1]	67.03		62.13	7.9		57.63	57.18	0.8
Effective tax rate	(20.32)		26.68	NM		17.45	29.99	(41.8)
Tier 1 capital ratio	8.15	[3]	7.44	11.3
Total capital ratio	11.15	[3]	10.72	5.8
Tier 1 leverage ratio	7.95	[3]	7.28	9.6
Total average shareholders’ equity to total average assets	10.34		10.05	2.9		10.29	9.92	3.6
Tangible equity to tangible assets [1]	6.40		6.36	0.6
Full-time equivalent employees	29,447		32,903	(10.5)
Number of ATMs	2,506		2,518	(0.5)
Full service banking offices	1,692		1,683	0.5
Traditional	1,370		1,339	2.3
In-store	322		344	(6.4)

Book value per common share	$49.32		$50.01	(1.4)
Market price:
High	64.00		90.47	(29.3)		70.00	94.18	(25.7)
Low	25.60		73.61	(65.2)		25.60	73.61	(65.2)
Close	44.99		75.67	(40.5)		44.99	75.67	(40.5)
Market capitalization	15,925		26,339	(39.5)

Average common shares outstanding (000s)
Diluted	350,970		349,592	0.4		349,613	354,244	(1.3)
Basic	349,916		346,150	1.1		348,409	350,501	(0.6)

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2008		June 30 2008	March 31 2008	December 31 2007	September 30 2007
EARNINGS & DIVIDENDS
Net income	$312.4		$540.4	$290.6	$11.1	$420.2
Net income available to common shareholders	307.3		535.3	283.6	3.3	412.6
Total revenue - FTE [2]	2,460.9		2,598.0	2,225.3	1,770.8	2,038.4
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,287.9		2,048.2	2,285.9	1,765.1	2,037.4
Net income per average common share
Diluted	0.88		1.53	0.81	0.01	1.18
Basic	0.88		1.53	0.82	0.01	1.19
Dividends paid per average common share	0.77		0.77	0.77	0.73	0.73

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$173,888		$175,549	$176,917	$175,130	$174,653
Earning assets	152,320		152,483	153,004	151,541	152,328
Loans	125,642		125,192	123,263	121,094	119,559
Consumer and commercial deposits	100,200		101,727	101,168	99,649	96,708
Brokered and foreign deposits	15,800		15,068	15,469	15,717	21,140
Total shareholders’ equity	17,982		18,093	18,062	18,033	17,550

As of
Total assets	174,777		177,233	178,987	179,574	175,857
Earning assets	152,904		154,716	152,715	154,397	151,229
Loans	126,718		125,825	123,713	122,319	120,748
Allowance for loan and lease losses	1,941		1,829	1,545	1,283	1,094
Consumer and commercial deposits	101,829		102,434	103,432	101,870	98,834
Brokered and foreign deposits	14,083		17,146	12,747	15,973	17,026
Total shareholders’ equity	17,956		17,907	18,431	18,053	17,907

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.71%		1.24%	0.66%	0.03%	0.95%
Return on average assets less net unrealized securities gains [1]	0.45		0.42	0.72	(0.01)	0.93
Return on average common shareholders’ equity	6.99		12.24	6.49	0.07	9.60
Return on average realized common shareholders’ equity [1]	4.55		4.36	7.69	(0.33)	9.86
Net interest margin [2]	3.07		3.13	3.07	3.13	3.18
Efficiency ratio [2]	67.78		53.06	56.40	82.19	63.35
Tangible efficiency ratio [1]	67.03		50.57	55.47	80.86	62.13
Effective tax rate	(20.32)		27.29	23.98	(116.22)	26.68
Tier 1 capital ratio	8.15	[3]	7.47	7.23	6.93	7.44
Total capital ratio	11.15	[3]	10.85	10.97	10.30	10.72
Tier 1 leverage ratio	7.95	[3]	7.54	7.22	6.90	7.28
Total average shareholders’ equity to total average assets	10.34		10.31	10.21	10.30	10.05
Tangible equity to tangible assets [1]	6.40		6.27	6.56	6.31	6.36

Full-time equivalent employees	29,447		31,602	31,745	32,323	32,903
Number of ATMs	2,506		2,506	2,509	2,507	2,518
Full service banking offices	1,692		1,699	1,678	1,682	1,683
Traditional	1,370		1,374	1,343	1,343	1,339
In-store	322		325	335	339	344

Book value per common share	$49.32		$49.24	$51.26	$50.38	$50.01
Market price:
High	64.00		60.80	70.00	78.76	90.47
Low	25.60		32.34	52.94	60.02	73.61
Close	44.99		36.22	55.14	62.49	75.67
Market capitalization	15,925		12,805	19,290	21,772	26,339

Average common shares outstanding (000s)
Diluted	350,970		349,783	348,072	348,072	349,592
Basic	349,916		348,714	346,581	345,917	346,150

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30		Increase/(Decrease) [2]		September 30		Increase/(Decrease) [2]
	2008	2007	Amount	%	2008	2007	Amount	%
Interest income	$2,017,314	$2,515,292	($497,978)	(19.8)%	$6,342,011	$7,587,219	$(1,245,208)	(16.4)%
Interest expense	871,101	1,323,104	(452,003)	(34.2)	2,899,215	4,035,188	(1,135,973)	(28.2)

NET INTEREST INCOME	1,146,213	1,192,188	(45,975)	(3.9)	3,442,796	3,552,031	(109,235)	(3.1)
Provision for loan losses	503,672	147,020	356,652	NM	1,511,721	308,141	1,203,580	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	642,541	1,045,168	(402,627)	(38.5)	1,931,075	3,243,890	(1,312,815)	(40.5)

NONINTEREST INCOME
Service charges on deposit accounts	240,241	213,939	26,302	12.3	682,376	599,818	82,558	13.8
Trust and investment management income	147,477	175,242	(27,765)	(15.8)	465,898	514,180	(48,282)	(9.4)
Retail investment services	72,791	71,064	1,727	2.4	218,855	206,392	12,463	6.0
Other charges and fees	128,776	120,730	8,046	6.7	385,588	357,225	28,363	7.9
Investment banking income	62,164	47,688	14,476	30.4	178,571	159,844	18,727	11.7
Trading account profits/(losses) and commissions	121,136	(31,187)	152,323	NM	100,048	75,451	24,597	32.6
Card fees	78,138	70,450	7,688	10.9	230,465	203,225	27,240	13.4
Mortgage production related income	50,028	12,950	37,078	NM	199,085	68,617	130,468	NM
Mortgage servicing related income	62,654	57,142	5,512	9.6	124,300	138,072	(13,772)	(10.0)
Gain on sale of businesses	81,813	-	81,813	NM	200,851	32,340	168,511	NM
Gain on Visa IPO	-	-	-	-	86,305	-	86,305	NM
Net gain on sale/leaseback of premises	-	-	-	-	37,039	-	37,039	NM
Other noninterest income	66,958	80,130	(13,172)	(16.4)	184,106	260,080	(75,974)	(29.2)
Securities gains/(losses), net	173,046	991	172,055	NM	662,247	237,423	424,824	NM

Total noninterest income	1,285,222	819,139	466,083	56.9	3,755,734	2,852,667	903,067	31.7

NONINTEREST EXPENSE
Employee compensation and benefits	696,210	677,765	18,445	2.7	2,123,250	2,087,378	35,872	1.7
Net occupancy expense	88,745	87,626	1,119	1.3	260,669	258,533	2,136	0.8
Outside processing and software	132,361	105,132	27,229	25.9	348,731	305,538	43,193	14.1
Equipment expense	51,931	51,532	399	0.8	155,317	154,764	553	0.4
Marketing and customer development	217,693	46,897	170,796	NM	320,599	135,928	184,671	NM
Amortization/impairment of intangible assets	18,551	24,820	(6,269)	NM	104,001	73,266	30,735	41.9
Net loss on extinguishment of debt	-	9,800	(9,800)	(100.0)	11,723	9,800	1,923	19.6
Visa litigation	20,000	-	20,000	-	(19,124)	-	(19,124)	NM
Operating losses	135,183	52,041	83,142	NM	210,100	91,213	118,887	NM
Other noninterest expense	307,412	235,632	71,780	30.5	786,497	662,016	124,481	18.8

Total noninterest expense	1,668,086	1,291,245	376,841	29.2	4,301,763	3,778,436	523,327	13.9

INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	259,677	573,062	(313,385)	(54.7)	1,385,046	2,318,121	(933,075)	(40.3)
Provision/(Benefit) for income taxes	(52,767)	152,898	(205,665)	NM	241,685	695,230	(453,545)	(65.2)

Net income	312,444	420,164	(107,720)	(25.6)	1,143,361	1,622,891	(479,530)	(29.5)
Preferred dividends	5,111	7,526	(2,415)	(32.1)	17,200	22,408	(5,208)	(23.2)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$307,333	$412,638	($105,305)	(25.5)	$1,126,161	$1,600,483	($474,322)	(29.6)

Net interest income - FTE [1]	$1,175,679	$1,219,243	($43,564)	(3.6)	$3,528,493	$3,627,467	($98,974)	(2.7)

Net income per average common share
Diluted	0.88	1.18	(0.30)	(25.4)	3.22	4.52	(1.30)	(28.8)
Basic	0.88	1.19	(0.31)	(26.1)	3.23	4.57	(1.34)	(29.3)

Cash dividends declared per common share	0.77	0.73	0.04	5.5	2.31	2.19	0.12	5.5
Average common shares outstanding (000s)
Diluted	350,970	349,592	1,378	0.4	349,613	354,244	(4,631)	(1.3)
Basic	349,916	346,150	3,766	1.1	348,409	350,501	(2,092)	(0.6)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Interest income	$2,017,314	$2,066,365	$2,258,332	$2,448,701	$2,515,292
Interest expense	871,101	909,649	1,118,465	1,281,188	1,323,104

NET INTEREST INCOME	1,146,213	1,156,716	1,139,867	1,167,513	1,192,188
Provision for loan losses	503,672	448,027	560,022	356,781	147,020

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	642,541	708,689	579,845	810,732	1,045,168

NONINTEREST INCOME
Service charges on deposit accounts	240,241	230,296	211,839	222,213	213,939
Trust and investment management income	147,477	157,319	161,102	170,854	175,242
Retail investment services	72,791	73,764	72,300	71,650	71,064
Other charges and fees	128,776	129,581	127,231	121,849	120,730
Investment banking income	62,164	60,987	55,420	55,041	47,688
Trading account profits/(losses) and commissions	121,136	(49,306)	28,218	(437,162)	(31,187)
Card fees	78,138	78,566	73,761	77,481	70,450
Mortgage production related income	50,028	63,508	85,549	22,366	12,950
Mortgage servicing related income	62,654	32,548	29,098	57,364	57,142
Gain on sale of businesses	81,813	29,648	89,390	-	-
Gain on Visa IPO	-	-	86,305	-	-
Net gain on sale/leaseback of premises	-	-	37,039	118,840	-
Other noninterest income	66,958	56,312	60,836	89,827	80,130
Securities gains/(losses), net	173,046	549,787	(60,586)	5,694	991

Total noninterest income	1,285,222	1,413,010	1,057,502	576,017	819,139

NONINTEREST EXPENSE
Employee compensation and benefits	696,210	711,957	715,083	682,810	677,765
Net occupancy expense	88,745	85,483	86,441	92,705	87,626
Outside processing and software	132,361	107,205	109,165	105,407	105,132
Equipment expense	51,931	50,991	52,395	51,734	51,532
Marketing and customer development	217,693	47,203	55,703	59,115	46,897
Amortization/impairment of intangible assets	18,551	64,735	20,715	23,414	24,820
Net loss on extinguishment of debt	-	-	11,723	-	9,800
Visa litigation	20,000	-	(39,124)	76,930	-
Operating losses	135,183	44,654	30,263	42,815	52,041
Other noninterest expense	307,412	266,305	212,780	320,411	235,632

Total noninterest expense	1,668,086	1,378,533	1,255,144	1,455,341	1,291,245

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	259,677	743,166	382,203	(68,592)	573,062
Provision/(Benefit) for income taxes	(52,767)	202,804	91,648	(79,716)	152,898

Net income	312,444	540,362	290,555	11,124	420,164
Preferred dividends	5,111	5,112	6,977	7,867	7,526

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$307,333	$535,250	$283,578	$3,257	$412,638

Net interest income - FTE[1]	$1,175,679	$1,184,972	$1,167,842	$1,194,757	$1,219,243
Net income per average common share
Diluted	0.88	1.53	0.81	0.01	1.18
Basic	0.88	1.53	0.82	0.01	1.19
Cash dividends declared per common share	0.77	0.77	0.77	0.73	0.73
Average common shares outstanding (000s)
Diluted	350,970	349,783	348,072	348,072	349,592
Basic	349,916	348,714	346,581	345,917	346,150

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of September 30		Increase/(Decrease)[3]
	2008	2007	Amount	%
ASSETS
Cash and due from banks	$3,065,268	$4,162,456	($1,097,188)	(26.4)%
Interest-bearing deposits in other banks	65,025	29,684	35,341	NM
Funds sold and securities purchased under agreements to resell	1,440,234	968,553	471,681	48.7
Trading assets	8,936,540	9,566,806	(630,266)	(6.6)
Securities available for sale[1]	14,533,075	15,243,133	(710,058)	(4.7)
Loans held for sale	4,759,761	8,675,427	(3,915,666)	(45.1)
Loans:
Commercial	40,084,729	34,969,714	5,115,015	14.6
Real estate:
Home equity lines	16,159,053	14,598,774	1,560,279	10.7
Construction	11,519,497	14,358,990	(2,839,493)	(19.8)
Residential mortgages	32,382,111	31,603,884	778,227	2.5
Commercial real estate	13,841,995	12,487,309	1,354,686	10.8
Consumer:
Direct	4,930,531	4,419,290	511,241	11.6
Indirect	6,796,898	7,642,099	(845,201)	(11.1)
Credit card	1,003,581	668,353	335,228	50.2

Total loans	126,718,395	120,748,413	5,969,982	4.9
Allowance for loan and lease losses	(1,941,000)	(1,093,691)	847,309	77.5

Net loans	124,777,395	119,654,722	5,122,673	4.3
Goodwill	7,062,869	6,912,110	150,759	2.2
Other intangible assets	1,389,965	1,327,060	62,905	4.7
Other real estate owned	387,037	156,106	230,931	NM
Other assets	8,359,591	9,161,172	(801,581)	(8.7)

Total assets[2]	$174,776,760	$175,857,229	($1,080,469)	(0.6)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,487,853	$20,857,240	$630,613	3.0%
Interest-bearing consumer and commercial deposits:
NOW accounts	20,313,035	20,319,435	(6,400)	-
Money market accounts	27,654,355	24,011,524	3,642,831	15.2
Savings	3,568,831	4,376,155	(807,324)	(18.4)
Consumer time	16,566,225	17,037,866	(471,641)	(2.8)
Other time	12,238,642	12,231,832	6,810	0.1

Total consumer and commercial deposits	101,828,941	98,834,052	2,994,889	3.0
Brokered deposits	9,141,001	14,188,886	(5,047,885)	(35.6)
Foreign deposits	4,941,939	2,836,775	2,105,164	74.2

Total deposits	115,911,881	115,859,713	52,168	-
Funds purchased	2,388,629	1,512,054	876,575	58.0
Securities sold under agreements to repurchase	4,090,085	5,548,486	(1,458,401)	(26.3)
Other short-term borrowings	2,728,307	2,971,761	(243,454)	(8.2)
Long-term debt	23,857,828	22,661,381	1,196,447	5.3
Trading liabilities	1,924,013	1,906,002	18,011	0.9
Other liabilities	5,919,992	7,490,585	(1,570,593)	(21.0)

Total liabilities	156,820,735	157,949,982	(1,129,247)	(0.7)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	-	-
Common stock, $1.00 par value	372,799	370,578	2,221	0.6
Additional paid in capital	6,783,976	6,709,002	74,974	1.1
Retained earnings	10,959,830	10,897,059	62,771	0.6
Treasury stock, at cost, and other	(1,548,870)	(1,821,360)	(272,490)	(15.0)
Accumulated other comprehensive income, net of tax	888,290	1,251,968	(363,678)	(29.0)

Total shareholders’ equity	17,956,025	17,907,247	48,778	0.3

Total liabilities and shareholders’ equity	$174,776,760	$175,857,229	($1,080,469)	(0.6)

Common shares outstanding	353,962,785	348,073,971	5,888,814	1.7
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	5,000	5,000	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	18,836,584	22,504,427	(3,667,843)	(16.3)
[1] Includes net unrealized gains of	$1,519,449	$2,391,606	($872,157)	(36.5)%
[2] Includes earning assets of	152,903,782	151,228,575	1,675,207	1.1
[3] “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
ASSETS
Cash and due from banks	$3,065,268	$3,564,824	$3,994,267	$4,270,917	$4,162,456
Interest-bearing deposits in other banks	65,025	22,566	21,283	24,355	29,684
Funds sold and securities purchased under agreements to resell	1,440,234	1,920,276	1,247,495	1,347,329	968,553
Trading assets	8,936,540	10,147,021	10,932,251	10,518,379	9,566,806
Securities available for sale[1]	14,533,075	15,118,073	15,882,088	16,264,107	15,243,133
Loans held for sale	4,759,761	5,260,892	6,977,289	8,851,695	8,675,427
Loans:
Commercial	40,084,729	38,800,537	37,306,872	35,929,400	34,969,714
Real estate:
Home equity lines	16,159,053	15,726,998	15,134,297	14,911,598	14,598,774
Construction	11,519,497	12,542,775	12,980,917	13,776,651	14,358,990
Residential mortgages	32,382,111	32,509,029	33,092,433	32,779,744	31,603,884
Commercial real estate	13,841,995	13,693,933	12,893,708	12,609,543	12,487,309
Consumer:
Direct	4,930,531	4,528,576	4,192,168	3,963,869	4,419,290
Indirect	6,796,898	7,077,510	7,305,213	7,494,130	7,642,099
Credit card	1,003,581	945,446	807,587	854,059	668,353

Total loans	126,718,395	125,824,804	123,713,195	122,318,994	120,748,413
Allowance for loan and lease losses	(1,941,000)	(1,829,400)	(1,545,340)	(1,282,504)	(1,093,691)

Net loans	124,777,395	123,995,404	122,167,855	121,036,490	119,654,722
Goodwill	7,062,869	7,056,015	6,923,033	6,921,493	6,912,110
Other intangible assets	1,389,965	1,442,056	1,430,268	1,362,995	1,327,060
Other real estate owned	387,037	334,519	244,906	183,753	156,106
Other assets	8,359,591	8,371,081	9,166,212	8,792,420	9,161,172

Total assets[2]	$174,776,760	$177,232,727	$178,986,947	$179,573,933	$175,857,229

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,487,853	$22,184,774	$22,325,750	$21,083,234	$20,857,240
Interest-bearing consumer and commercial deposits:
NOW accounts	20,313,035	21,612,407	22,292,330	22,558,374	20,319,435
Money market accounts	27,654,355	26,016,859	25,843,396	24,522,640	24,011,524
Savings	3,568,831	3,990,277	3,990,007	3,917,099	4,376,155
Consumer time	16,566,225	16,582,510	16,876,836	17,264,208	17,037,866
Other time	12,238,642	12,046,718	12,104,125	12,524,470	12,231,832

Total consumer and commercial deposits	101,828,941	102,433,545	103,432,444	101,870,025	98,834,052
Brokered deposits	9,141,001	12,607,183	11,034,332	11,715,024	14,188,886
Foreign deposits	4,941,939	4,538,435	1,712,504	4,257,601	2,836,775

Total deposits	115,911,881	119,579,163	116,179,280	117,842,650	115,859,713
Funds purchased	2,388,629	3,063,696	3,795,641	3,431,185	1,512,054
Securities sold under agreements to repurchase	4,090,085	5,156,986	5,446,204	5,748,277	5,548,486
Other short-term borrowings	2,728,307	2,682,808	3,061,003	3,021,358	2,971,761
Long-term debt	23,857,828	21,327,576	23,602,919	22,956,508	22,661,381
Trading liabilities	1,924,013	2,430,521	2,356,037	2,160,385	1,906,002
Other liabilities	5,919,992	5,084,825	6,114,415	6,361,052	7,490,585

Total liabilities	156,820,735	159,325,575	160,555,499	161,521,415	157,949,982

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	500,000	500,000
Common stock, $1.00 par value	372,799	372,799	370,578	370,578	370,578
Additional paid in capital	6,783,976	6,799,935	6,682,828	6,707,293	6,709,002
Retained earnings	10,959,830	10,924,650	10,661,250	10,646,640	10,897,059
Treasury stock, at cost, and other	(1,548,870)	(1,612,167)	(1,692,117)	(1,779,142)	(1,821,360)
Accumulated other comprehensive income, net of tax	888,290	921,935	1,908,909	1,607,149	1,251,968

Total shareholders’ equity	17,956,025	17,907,152	18,431,448	18,052,518	17,907,247

Total liabilities and shareholders’ equity	$174,776,760	$177,232,727	$178,986,947	$179,573,933	$175,857,229

Common shares outstanding	353,962,785	353,542,105	349,832,264	348,411,163	348,073,971
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	18,836,584	19,257,264	20,746,134	22,167,235	22,504,427
[1] Includes net unrealized gains of	$1,519,449	$1,655,504	$2,835,823	$2,724,643	$2,391,606
[2] Includes earning assets of	152,903,782	154,716,384	152,714,700	154,397,231	151,228,575

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	September 30, 2008			June 30, 2008
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,486.5	$494.0	6.28%	$32,113.4	$507.0	6.32%
Real estate construction	10,501.9	130.0	4.92	11,471.9	149.5	5.24
Real estate home equity lines	15,424.4	193.0	4.98	14,980.1	195.8	5.26
Real estate commercial	14,138.6	193.4	5.44	13,876.7	192.8	5.59
Commercial - FTE[1]	38,064.4	508.5	5.32	37,600.1	501.4	5.36
Credit card	859.7	9.4	4.36	816.0	5.4	2.62
Consumer - direct	4,705.0	62.9	5.32	4,382.4	63.4	5.82
Consumer - indirect	7,152.3	114.0	6.34	7,437.2	115.9	6.27
Nonaccrual and restructured	3,309.2	7.4	0.88	2,514.1	7.5	1.20

Total loans	125,642.0	1,712.6	5.42	125,191.9	1,738.7	5.59
Securities available for sale:
Taxable	11,944.2	174.4	5.84	11,769.6	186.0	6.32
Tax-exempt - FTE[1]	1,017.2	15.5	6.07	1,057.5	16.0	6.05

Total securities available for sale - FTE[1]	12,961.4	189.9	5.86	12,827.1	202.0	6.30
Funds sold and securities purchased under agreements to resell	1,649.7	7.5	1.79	1,331.1	6.7	2.00
Loans held for sale	4,459.3	65.0	5.82	5,148.5	72.5	5.63
Interest-bearing deposits	28.0	0.2	2.81	21.4	0.2	3.77
Interest earning trading assets	7,579.4	71.6	3.76	7,963.0	74.5	3.76

Total earning assets	152,319.8	2,046.8	5.35	152,483.0	2,094.6	5.52
Allowance for loan and lease losses	(2,035.8)			(1,828.7)
Cash and due from banks	2,918.1			3,070.1
Other assets	17,120.7			17,186.1
Noninterest earning trading assets	2,039.3			2,342.4
Unrealized gains on securities available for sale, net	1,526.4			2,295.9

Total assets	$173,888.5			$175,548.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,501.5	$55.9	1.08%	$21,762.4	$62.5	1.15%
Money market accounts	26,897.1	122.5	1.81	26,031.8	116.7	1.80
Savings	3,770.9	3.8	0.40	3,939.1	3.9	0.40
Consumer time	16,282.1	144.2	3.52	16,726.7	165.2	3.97
Other time	11,868.3	106.8	3.58	11,921.1	118.8	4.01

Total interest-bearing consumer and commercial deposits	79,319.9	433.2	2.17	80,381.1	467.1	2.34
Brokered deposits	10,693.5	90.8	3.32	11,135.4	93.4	3.32
Foreign deposits	5,106.3	21.9	1.68	3,932.9	19.3	1.95

Total interest-bearing deposits	95,119.7	545.9	2.28	95,449.4	579.8	2.44
Funds purchased	2,658.5	12.3	1.80	2,792.5	13.5	1.92
Securities sold under agreements to repurchase	4,971.7	19.1	1.50	5,388.4	21.8	1.60
Interest-bearing trading liabilities	994.5	8.8	3.53	849.2	6.6	3.12
Other short-term borrowings	2,521.0	11.2	1.77	2,650.6	13.1	1.99
Long-term debt	22,419.4	273.8	4.86	22,298.6	274.8	4.96

Total interest-bearing liabilities	128,684.8	871.1	2.69	129,428.7	909.6	2.83
Noninterest-bearing deposits	20,879.9			21,345.9
Other liabilities	4,961.1			5,162.4
Noninterest-bearing trading liabilities	1,380.8			1,518.6
Shareholders’ equity	17,981.9			18,093.2

Total liabilities and shareholders’ equity	$173,888.5			$175,548.8

Interest Rate Spread			2.66%			2.69%

Net Interest Income - FTE[1]		$1,175.7			$1,185.0

Net Interest Margin[2]			3.07%			3.13%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2008			December 31, 2007			September 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,440.0	$521.3	6.43%	$31,990.3	$517.4	6.47%	$31,003.5	$498.5	6.43%
Real estate construction	12,450.2	189.8	6.13	13,250.9	238.8	7.15	13,686.6	260.0	7.54
Real estate home equity lines	14,603.0	234.3	6.45	14,394.8	268.1	7.39	14,133.1	279.5	7.85
Real estate commercial	13,113.1	201.3	6.17	12,891.6	221.2	6.81	12,759.3	225.3	7.01
Commercial - FTE[1]	36,374.6	539.2	5.96	34,879.3	564.9	6.43	34,247.9	562.6	6.52
Credit card	774.4	2.9	1.52	690.1	2.1	1.23	516.3	4.2	3.29
Consumer - direct	4,063.4	62.5	6.19	3,949.3	70.7	7.10	4,368.0	80.0	7.26
Consumer - indirect	7,645.3	120.2	6.32	7,877.3	125.7	6.33	7,966.4	124.6	6.21
Nonaccrual and restructured	1,799.0	5.4	1.21	1,170.7	4.3	1.45	877.5	3.8	1.72

Total loans	123,263.0	1,876.9	6.12	121,094.3	2,013.2	6.60	119,558.6	2,038.5	6.76
Securities available for sale:
Taxable	12,087.1	186.8	6.18	11,814.6	182.9	6.19	11,546.2	179.7	6.23
Tax-exempt - FTE[1]	1,071.4	16.5	6.13	1,054.0	16.0	6.07	1,040.9	15.8	6.05

Total securities available for sale - FTE[1]	13,158.5	203.3	6.18	12,868.6	198.9	6.18	12,587.1	195.5	6.21
Funds sold and securities purchased under agreements to resell	1,326.9	8.9	2.67	1,066.1	11.6	4.25	872.5	11.1	4.99
Loans held for sale	6,865.7	99.0	5.77	8,777.6	139.2	6.34	9,748.0	155.6	6.39
Interest-bearing deposits	21.9	0.2	4.54	18.2	0.3	6.22	24.9	0.3	4.28
Interest earning trading assets	8,367.6	98.0	4.71	7,716.2	112.8	5.80	9,536.5	141.2	5.88

Total earning assets	153,003.6	2,286.3	6.01	151,541.0	2,476.0	6.48	152,327.6	2,542.2	6.62
Allowance for loan and lease losses	(1,393.1)			(1,114.9)			(1,059.1)
Cash and due from banks	3,166.5			3,462.6			3,417.2
Other assets	17,076.4			17,172.3			16,719.9
Noninterest earning trading assets	2,609.5			1,660.9			1,155.9
Unrealized gains on securities available for sale, net	2,454.0			2,408.6			2,091.9

Total assets	$176,916.9			$175,130.5			$174,653.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,981.1	$101.9	1.87%	$20,737.2	$121.0	2.32%	$19,543.4	$117.9	2.39%
Money market accounts	25,342.7	154.7	2.46	24,261.5	177.7	2.91	22,560.3	160.0	2.81
Savings	3,917.0	5.7	0.59	4,177.7	11.1	1.05	4,456.5	13.3	1.19
Consumer time	17,030.8	187.8	4.43	17,170.7	197.2	4.56	16,839.9	193.4	4.56
Other time	12,280.5	141.1	4.62	12,353.3	151.5	4.87	11,862.4	146.3	4.89

Total interest-bearing consumer and commercial deposits	80,552.1	591.2	2.95	78,700.4	658.5	3.32	75,262.5	630.9	3.33
Brokered deposits	11,216.4	123.0	4.34	12,771.1	168.2	5.15	15,806.3	214.6	5.31
Foreign deposits	4,252.2	33.6	3.13	2,945.9	32.6	4.33	5,333.6	68.8	5.05

Total interest-bearing deposits	96,020.7	747.8	3.13	94,417.4	859.3	3.61	96,402.4	914.3	3.76
Funds purchased	2,885.7	21.9	3.00	2,151.4	24.1	4.38	2,291.3	28.9	4.94
Securities sold under agreements to repurchase	5,889.4	35.1	2.36	5,706.7	55.2	3.78	5,732.2	64.7	4.42
Interest-bearing trading liabilities	713.0	6.0	3.41	504.2	3.5	2.75	354.1	3.4	3.85
Other short-term borrowings	2,887.6	22.8	3.17	3,202.8	37.4	4.63	2,730.1	33.6	4.89
Long-term debt	22,808.3	284.9	5.02	22,808.1	301.7	5.25	21,143.5	278.1	5.22

Total interest-bearing liabilities	131,204.7	1,118.5	3.43	128,790.6	1,281.2	3.95	128,653.6	1,323.0	4.08
Noninterest-bearing deposits	20,616.3			20,948.1			21,445.1
Other liabilities	5,347.4			5,812.5			5,633.7
Noninterest-bearing trading liabilities	1,686.8			1,546.5			1,370.8
Shareholders’ equity	18,061.7			18,032.8			17,550.2

Total liabilities and shareholders’ equity	$176,916.9			$175,130.5			$174,653.4

Interest Rate Spread			2.58%			2.53%			2.54%

Net Interest Income - FTE [1]		$1,167.8			$1,194.8			$1,219.2

Net Interest Margin [2]			3.07%			3.13%			3.18%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended
	September 30, 2008			September 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,011.4	$1,522.3	6.34%	$31,937.7	$1,519.0	6.34%
Real estate construction	11,471.1	469.2	5.46	13,610.0	772.1	7.59
Real estate home equity lines	15,004.0	623.0	5.55	13,908.4	820.1	7.88
Real estate commercial	13,711.0	587.5	5.72	12,773.7	666.3	6.97
Commercial - FTE [1]	37,349.0	1,549.1	5.54	33,963.6	1,637.8	6.45
Credit card	816.9	17.7	2.88	430.4	15.6	4.83
Consumer - direct	4,384.8	188.9	5.75	4,312.5	234.2	7.26
Consumer - indirect	7,410.7	350.2	6.31	8,064.7	369.7	6.13
Nonaccrual and restructured	2,543.5	20.3	1.07	737.9	13.1	2.37

Total loans	124,702.4	5,328.2	5.71	119,738.9	6,047.9	6.75
Securities available for sale:
Taxable	11,933.6	547.2	6.11	9,755.0	456.1	6.23
Tax-exempt - FTE [1]	1,048.6	47.9	6.09	1,040.3	46.2	5.92

Total securities available for sale - FTE [1]	12,982.2	595.1	6.11	10,795.3	502.3	6.20
Funds sold and securities purchased under agreement to resell	1,436.7	23.2	2.12	971.8	37.3	5.05
Loans held for sale	5,487.4	236.4	5.74	11,463.8	529.8	6.16
Interest-bearing deposits	23.8	0.7	3.63	25.9	1.0	5.25
Interest earning trading assets	7,968.6	244.1	4.09	13,443.2	544.4	5.41

Total earning assets	152,601.1	6,427.7	5.63	156,438.9	7,662.7	6.55
Allowance for loan and lease losses	(1,753.6)			(1,049.1)
Cash and due from banks	3,051.1			3,454.6
Other assets	17,127.7			16,541.5
Noninterest earning trading assets	2,329.3			1,043.2
Unrealized gains on securities available for sale, net	2,090.1			2,264.5

Total assets	$175,445.7			$178,693.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,411.7	$220.3	1.37%	$19,808.7	$352.8	2.38%
Money market accounts	26,093.5	394.0	2.02	22,142.6	444.9	2.69
Savings	3,875.3	13.4	0.46	4,753.9	44.4	1.25
Consumer time	16,678.4	497.2	3.98	16,864.0	567.0	4.49
Other time	12,022.7	366.6	4.07	11,979.3	434.8	4.85

Total interest-bearing consumer and commercial deposits	80,081.6	1,491.5	2.49	75,548.5	1,843.9	3.26
Brokered deposits	11,013.9	307.2	3.66	17,211.1	692.9	5.31
Foreign deposits	4,432.9	74.8	2.22	6,714.3	264.6	5.20

Total interest-bearing deposits	95,528.4	1,873.5	2.62	99,473.9	2,801.4	3.77
Funds purchased	2,778.4	47.6	2.25	3,641.9	142.4	5.15
Securities sold under agreements to repurchase	5,414.9	76.0	1.84	6,276.0	218.6	4.59
Interest-bearing trading liabilities	852.8	21.5	3.36	405.3	12.1	3.99
Other short-term borrowings	2,685.8	47.1	2.34	2,253.9	83.7	4.96
Long-term debt	22,508.5	833.5	4.95	19,980.0	777.0	5.20

Total interest-bearing liabilities	129,768.8	2,899.2	2.98	132,031.0	4,035.2	4.09
Noninterest-bearing deposits	20,947.1			21,922.9
Other liabilities	5,156.2			5,773.1
Noninterest-bearing trading liabilities	1,528.2			1,234.3
Shareholders’ equity	18,045.4			17,732.3

Total liabilities and shareholders’ equity	$175,445.7			$178,693.6

Interest Rate Spread			2.65%			2.46%

Net Interest Income - FTE [1]		$3,528.5			$3,627.5

Net Interest Margin [2]			3.09%			3.10%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended	Nine Months Ended
September 30	Increase/ (Decrease)	September 30	Increase/ (Decrease)
2008	2007	Amount	%[1]	2008	2007	Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,829,400	$1,050,362	$779,038	74.2%	$1,282,504	$1,044,521	$237,983	22.8%
Provision for loan losses	503,672	147,020	356,652	NM	1,511,721	308,141	1,203,580	NM
Allowance associated with loans at fair value[2]	-	-	-	-	-	(4,100)	4,100	100.0
Allowance from GB&T acquisition	-	-	-	-	158,705	-	158,705	NM
Charge-offs
Commercial	(63,278)	(39,487)	23,791	60.3	(149,305)	(102,620)	46,685	45.5
Real estate:
Home equity lines	(119,162)	(29,075)	90,087	NM	(312,621)	(69,376)	243,245	NM
Construction	(51,719)	(2,477)	49,242	NM	(110,300)	(4,543)	105,757	NM
Residential mortgages	(133,510)	(19,853)	113,657	NM	(368,751)	(53,761)	314,990	NM
Commercial real estate	(400)	(789)	(389)	(49.3)	(1,196)	(1,770)	(574)	(32.4)
Consumer:
Direct	(10,406)	(5,661)	4,745	83.8	(28,573)	(16,879)	11,694	69.3
Indirect	(41,249)	(28,944)	12,305	42.5	(127,239)	(74,006)	53,233	71.9

Total charge-offs	(419,724)	(126,286)	293,438	NM	(1,097,985)	(322,955)	775,030	NM

Recoveries
Commercial	5,432	6,322	(890)	(14.1)	18,423	17,629	794	4.5
Real estate:
Home equity lines	3,903	2,101	1,802	85.8	11,921	5,607	6,314	NM
Construction	1,786	82	1,704	NM	2,046	445	1,601	NM
Residential mortgages	2,083	1,107	976	88.2	4,950	4,134	816	19.7
Commercial real estate	257	861	(604)	(70.2)	454	1,064	(610)	(57.3)
Consumer:
Direct	1,700	2,108	(408)	(19.4)	6,200	7,129	(929)	(13.0)
Indirect	12,491	10,014	2,477	24.7	42,061	32,076	9,985	31.1

Total recoveries	27,652	22,595	5,057	22.4	86,055	68,084	17,971	26.4

Net charge-offs	(392,072)	(103,691)	288,381	NM	(1,011,930)	(254,871)	757,059	NM

Allowance for loan and lease losses - ending	$1,941,000	$1,093,691	$847,309	77.5	$1,941,000	$1,093,691	$847,309	77.5

Net charge-offs to average loans (annualized)
Commercial	0.59%	0.38%	0.21%	55.5%	0.46%	0.33%	0.13%	38.2%
Real estate:
Home equity lines	2.97	0.76	2.21	NM	2.68	0.61	2.07	NM
Construction	1.73	0.07	1.66	NM	1.18	0.04	1.14	NM
Residential mortgages	1.57	0.24	1.33	NM	1.46	0.20	1.26	NM
Commercial real estate	-	-	-	-	0.01	0.01	-	-
Consumer:
Direct	0.74	0.32	0.42	NM	0.68	0.30	0.38	NM
Indirect	1.56	0.94	0.62	66.4	1.52	0.69	0.83	NM
Total net charge-offs to total average loans	1.24	0.34	0.90	NM	1.08	0.28	0.80	NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$257,343	$74,246	$183,097	NM	%
Real estate:
Home equity lines	232,904	80,966	151,938	NM
Construction	1,040,678	158,194	882,484	NM
Residential mortgages	1,548,955	595,856	953,099	NM
Commercial real estate	164,906	40,649	124,257	NM
Consumer loans	44,731	24,880	19,851	79.8

Total nonaccrual/nonperforming loans	3,289,517	974,791	2,314,726	NM
Other real estate owned (OREO)	387,037	156,106	230,931	NM
Other repossessed assets	13,714	9,974	3,740	37.5

Total nonperforming assets	$3,690,268	$1,140,871	$2,549,397	NM

Restructured loans (accruing)[5]	$381,040	$29,057	$351,983	NM

Total accruing loans past due 90 days or more	$773,024	$495,384	$277,640	56.0%

Total nonperforming loans to total loans	2.60%	0.81%	1.79%	NM	%
Total nonperforming assets to total loans plus OREO and other repossessed assets	2.90	0.94	1.96	NM
Allowance to period-end loans [3]	1.54	0.91	0.63	69.2
Allowance to nonperforming loans [4]	62.1	129.5	(67.4)	(52.0)
Allowance to annualized net charge-offs	1.24	x	2.66	x	(1.42	)x	(53.6)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $131,514, which did not change the calculation by more than one basis point as of September 30, 2007.

[4]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $129,962, which increased the calculation approximately 16 basis points as of September 30, 2007.

[5]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended
September 30 2008	June 30 2008	Increase/(Decrease)	March 31 2008	December 31 2007	September 30 2007
Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,829,400	$1,545,340	$284,060	18.4%	$1,282,504	$1,093,691	$1,050,362
Provision for loan losses	503,672	448,027	55,645	12.4	560,022	356,781	147,020
Allowance from GB&T acquisition	-	158,705	(158,705)	(100.0)	-	-	-
Charge-offs
Commercial	(63,278)	(47,738)	15,540	32.6	(38,289)	(38,239)	(39,487)
Real estate:
Home equity lines	(119,162)	(94,857)	24,305	25.6	(98,602)	(46,842)	(29,075)
Construction	(51,719)	(35,399)	16,320	46.1	(23,182)	(7,616)	(2,477)
Residential mortgages	(133,510)	(126,055)	7,455	5.9	(109,186)	(59,319)	(19,853)
Commercial real estate	(400)	(563)	(163)	(29.0)	(233)	(299)	(789)
Consumer:
Direct	(10,406)	(7,852)	2,554	32.5	(10,315)	(6,630)	(5,661)
Indirect	(41,249)	(43,101)	(1,852)	(4.3)	(42,889)	(32,448)	(28,944)

Total charge-offs	(419,724)	(355,565)	64,159	18.0	(322,696)	(191,393)	(126,286)

Recoveries
Commercial	5,432	7,255	(1,823)	(25.1)	5,736	6,613	6,322
Real estate:
Home equity lines	3,903	5,650	(1,747)	(30.9)	2,368	2,182	2,101
Construction	1,786	182	1,604	NM	78	705	82
Residential mortgages	2,083	1,644	439	26.7	1,223	1,328	1,107
Commercial real estate	257	35	222	NM	162	846	861
Consumer:
Direct	1,700	2,119	(419)	(19.8)	2,381	2,484	2,108
Indirect	12,491	16,008	(3,517)	(22.0)	13,562	9,267	10,014

Total recoveries	27,652	32,893	(5,241)	(15.9)	25,510	23,425	22,595

Net charge-offs	(392,072)	(322,672)	69,400	21.5	(297,186)	(167,968)	(103,691)

Allowance for loan and lease losses - ending	$1,941,000	$1,829,400	$111,600	6.1	$1,545,340	$1,282,504	$1,093,691

Net charge-offs to average loans (annualized)
Commercial	0.59%	0.42%	0.17%	39.9%	0.35%	0.35%	0.38%
Real estate:
Home equity lines	2.97	2.40	0.57	23.9	2.65	1.23	0.76
Construction	1.73	1.16	0.57	48.8	0.72	0.20	0.07
Residential mortgages	1.57	1.49	0.08	5.6	1.29	0.70	0.24
Commercial real estate	-	0.02	(0.02)	(100.0)	-	(0.02)	-
Consumer:
Direct	0.74	0.53	0.21	38.9	0.79	0.42	0.32
Indirect	1.56	1.46	0.10	7.1	1.53	1.16	0.94
Total net charge-offs to total average loans	1.24	1.04	0.20	19.2	0.97	0.55	0.34

Period Ended
Nonaccrual/nonperforming loans
Commercial	$257,343	$117,168	$140,175	NM	%	$97,930	$74,463	$74,246
Real estate:
Home equity lines	232,904	216,839	16,065	7.4	193,153	135,700	80,966
Construction	1,040,678	772,353	268,325	34.7	520,704	295,335	158,194
Residential mortgages	1,548,955	1,356,710	192,245	14.2	1,115,071	841,376	595,856
Commercial real estate	164,906	124,523	40,383	32.4	64,251	44,502	40,649
Consumer loans	44,731	37,735	6,996	18.5	46,851	39,031	24,880

Total nonaccrual/nonperforming loans	3,289,517	2,625,328	664,189	25.3	2,037,960	1,430,407	974,791
Other real estate owned (OREO)	387,037	334,519	52,518	15.7	244,906	183,753	156,106
Other repossessed assets	13,714	13,203	511	3.9	6,340	11,536	9,974

Total nonperforming assets	$3,690,268	$2,973,050	$717,218	24.1	$2,289,206	$1,625,696	$1,140,871

Restructured loans (accruing)[4]	$381,040	$163,358	$217,682	NM	$30,787	$29,851	$29,057

Total accruing loans past due 90 days or more	$773,024	$753,558	$19,466	2.6%	$743,969	$611,003	$495,384

Total nonperforming loans to total loans	2.60%	2.09%	0.51%	24.4%	1.65%	1.17%	0.81%
Total nonperforming assets to total loans plus OREO and other repossessed assets	2.90	2.36	0.54	22.9	1.85	1.33	0.94
Allowance to period-end loans [2]	1.54	1.46	0.08	5.5	1.25	1.05	0.91
Allowance to nonperforming loans [3]	62.1	77.0	(14.9)	(19.3)	82.9	101.9	129.5
Allowance to annualized net charge-offs	1.24	x	1.41	x	(0.17	) x	(11.7)	1.29	x	1.92	x	2.66	x

[1]	“NM”-Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $450,662, $392,259 and $131,514 as of March 31, 2008, December 31, 2007 and September 30, 2007, respectively, which did not change the calculation by more than one basis point as of March 31, 2008, December 31, 2007 and September 30, 2007, respectively.

[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $173,752, $171,475 and $129,962 as of March 31, 2008, December 31, 2007 and September 30, 2007, respectively, which increased the calculation approximately 7, 12 and 16 basis points as of March 31, 2008, December 31, 2007 and September 30, 2007, respectively.

[4]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$205,574	$942,012	$142,874	$1,290,460	$241,614	$810,509	$129,861	$1,181,984
Amortization	(17,202)	(45,329)	(7,617)	(70,148)	(53,242)	(133,266)	(20,024)	(206,532)
Mortgage Servicing Rights (“MSRs”) originated	-	161,962	-	161,962	-	497,058	-	497,058
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	927	927	-	-	2,205	2,205
Intangible assets obtained from sale upon merger of Lighthouse Partners, net[1]	-	-	-	-	-	-	24,142	24,142
Client relationship intangible obtained from GenSpring’s acquisition of TBK Investments, Inc.	-	-	6,520	6,520	-	-	6,520	6,520
Sale of MSRs	-	(62,661)	-	(62,661)	-	(178,317)	-	(178,317)

Balance September 30, 2007	$188,372	$995,984	$142,704	$1,327,060	$188,372	$995,984	$142,704	$1,327,060

Balance, beginning of period	$172,985	$1,193,450	$75,621	$1,442,056	$172,655	$1,049,425	$140,915	$1,362,995
Amortization	(14,581)	(51,469)	(3,971)	(70,021)	(43,761)	(164,546)	(15,240)	(223,547)
MSRs originated	-	98,312	-	98,312	-	396,590	-	396,590
MSRs impairment reserve	-	-	-	-	-	(1,881)	-	(1,881)
MSRs impairment recovery	-	-	-	-	-	1,881	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-	-	-	(5,992)	(5,992)
Sale of MSRs	-	(90,280)	-	(90,280)	-	(131,456)	-	(131,456)
Customer intangible impairment charge	-	-	-	-	-	-	(45,000)	(45,000)
Purchased credit card relationships	-	-	9,898	9,898	-	-	9,898	9,898
Acquisition of GB&T	-	-	-	-	29,510	-	-	29,510
Sale of First Mercantile	-	-	-	-	-	-	(3,033)	(3,033)

Balance September 30, 2008	$158,404	$1,150,013	$81,548	$1,389,965	$158,404	$1,150,013	$81,548	$1,389,965

	Three Months Ended
	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
COMMON SHARE ROLLFORWARD
Beginning balance	353,542	349,832	348,411	348,074	349,053
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	421	1,489	1,421	337	483
Common shares issued for acquisition of GB&T	-	2,221	-	-	-
Acquisition of treasury stock	-	-	-	-	(1,462)

Ending balance	353,963	353,542	349,832	348,411	348,074

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	-	2	17	12	1,472
Average price per share of repurchased common shares	$0.00	$57.76	$62.38	$69.31	$81.00
Total cost to acquire treasury shares	$-	$-	$-	$-	$-
Maximum number of common shares that may yet be purchased under plans or programs [3]	30,000	30,000	30,000	30,000	30,000

[1]

During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

[3]

In August 2006, the Board authorized the Company to repurchase up to an additional $1 billion or 13,333,334 shares of the Company’s Common Stock, under which authority the Company repurchased 9,926,589 shares during 2006 under an Accelerated Share Repurchase Agreement (“ASR”). The 3,406,745 shares remaining under the August 2006 authorization, combined with 8,360,000 shares remaining under Board Authorization from April 2006, left the Company with authorization to repurchase up to 11,766,745 shares as of January 1, 2007. The Company completed the aforementioned ASR with the repurchase of 615,514 shares during the first quarter of 2007. During 2007, the Company entered into a second ASR, as announced in the Company’s 8-K filing on June 7, 2007, by repurchasing 8,022,254 shares during the second quarter of 2007. This ASR was completed in the third quarter of 2007 when the Company received, without additional payment, an additional 1,462,091 shares. On August 14, 2007, the Board of Directors authorized the Company to repurchase up to 30 million shares of common stock and specified that such authorization replaced (terminated) existing unused authorizations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007	September 30 2008	September 30 2007
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$312,444	$540,362	$290,555	$11,124	$420,164	$1,143,361	$1,622,891
Securities (gains)/losses, net of tax	(107,289)	(345,807)	37,563	(3,530)	(614)	(410,593)	(147,202)

Net income excluding net securities (gains)/losses, net of tax	205,155	194,555	328,118	7,594	419,550	732,768	1,475,689
The Coca-Cola Company dividend, net of tax	(10,146)	(14,738)	(14,738)	(13,206)	(13,210)	(39,623)	(41,009)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company dividend	195,009	179,817	313,380	(5,612)	406,340	693,145	1,434,680
Less: Preferred dividends	5,111	5,112	6,977	7,867	7,526	17,200	22,408

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$189,898	$174,705	$306,403	($13,479)	$398,814	$675,945	$1,412,272

Total average assets	$173,888,490	$175,548,768	$176,916,901	$175,130,464	$174,653,377	$175,445,683	$178,693,630
Average net unrealized securities gains	(1,526,431)	(2,295,932)	(2,453,981)	(2,408,596)	(2,091,892)	(2,090,050)	(2,264,501)

Average assets less net unrealized securities gains	$172,362,059	$173,252,836	$174,462,920	$172,721,868	$172,561,485	$173,355,633	$176,429,129

Total average common shareholders’ equity	$17,481,916	$17,593,229	$17,561,709	$17,532,786	$17,050,182	$17,545,386	$17,232,264
Average accumulated other comprehensive income	(871,413)	(1,488,305)	(1,533,427)	(1,292,785)	(998,561)	(1,296,159)	(1,092,903)

Total average realized common shareholders’ equity	$16,610,503	$16,104,924	$16,028,282	$16,240,001	$16,051,621	$16,249,227	$16,139,361

Return on average total assets	0.71%	1.24%	0.66%	0.03%	0.95%	0.87%	1.21%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.26)	(0.82)	0.06	(0.04)	(0.02)	(0.34)	(0.12)

Return on average total assets less net unrealized securities gains [1]	0.45%	0.42%	0.72%	(0.01)%	0.93%	0.53%	1.09%

Return on average common shareholders’ equity	6.99%	12.24%	6.49%	0.07%	9.60%	8.57%	12.42%
Impact of excluding net realized and unrealized securities (gains)/ losses and The Coca-Cola Company dividend	(2.44)	(7.88)	1.20	(0.40)	0.26	(3.01)	(0.72)

Return on average realized common shareholders’ equity [2]	4.55%	4.36%	7.69%	(0.33)%	9.86%	5.56%	11.70%

Efficiency ratio [3]	67.78%	53.06%	56.40%	82.19%	63.35%	59.06%	58.31%
Impact of excluding amortization/impairment of intangible assets other than MSRs	(0.75)	(2.49)	(0.93)	(1.33)	(1.22)	(1.43)	(1.13)

Tangible efficiency ratio [4]	67.03%	50.57%	55.47%	80.86%	62.13%	57.63%	57.18%

Total shareholders’ equity	$17,956,025	$17,907,152	$18,431,448	$18,052,518	$17,907,247
Goodwill	(7,062,869)	(7,056,015)	(6,923,033)	(6,921,493)	(6,912,110)
Other intangible assets including MSRs	(1,328,055)	(1,394,941)	(1,379,522)	(1,308,618)	(1,269,052)
MSRs	1,150,013	1,193,450	1,143,405	1,049,426	995,984

Tangible equity	$10,715,114	$10,649,646	$11,272,298	$10,871,833	$10,722,069

Total assets	$174,776,760	$177,232,727	$178,986,947	$179,573,933	$175,857,229
Goodwill	(7,062,869)	(7,056,015)	(6,923,033)	(6,921,493)	(6,912,110)
Other intangible assets including MSRs	(1,389,965)	(1,442,056)	(1,430,268)	(1,362,995)	(1,327,060)
MSRs	1,150,013	1,193,450	1,143,405	1,049,426	995,984

Tangible assets	$167,473,939	$169,928,106	$171,777,051	$172,338,871	$168,614,043

Tangible equity to tangible assets [5]	6.40%	6.27%	6.56%	6.31%	6.36%

Net interest income	$1,146,213	$1,156,716	$1,139,867	$1,167,513	$1,192,188	$3,442,796	$3,552,031
Taxable-equivalent adjustment	29,466	28,256	27,975	27,244	27,055	85,697	75,436

Net interest income - FTE	1,175,679	1,184,972	1,167,842	1,194,757	1,219,243	3,528,493	3,627,467
Noninterest income	1,285,222	1,413,010	1,057,502	576,017	819,139	3,755,734	2,852,667

Total revenue - FTE	2,460,901	2,597,982	2,225,344	1,770,774	2,038,382	7,284,227	6,480,134
Securities (gains)/losses, net	(173,046)	(549,787)	60,586	(5,694)	(991)	(662,247)	(237,423)

Total revenue - FTE excluding securities (gains)/losses, net [6]	$2,287,855	$2,048,195	$2,285,930	$1,765,080	$2,037,391	$6,621,980	$6,242,711

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of 30.0 million shares of The Coca-Cola Company as of September 30, 2008. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue-FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents total revenue- FTE excluding realized securities (gains)/losses, net. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	September 30 2008	June 30 2008	Increase/(Decrease)[2]		Sequential Annualized1,[2] %	September 30 2008	September 30 2007	Increase/(Decrease)[2]
			Amount	%				Amount	%
STATEMENTS OF INCOME

NET INTEREST INCOME	$1,146,213	$1,156,716	($10,503)	(0.9)%	(3.6)%	$1,146,213	$1,192,188	($45,975)	(3.9)%
Provision for loan losses	503,672	448,027	55,645	12.4	49.7	503,672	147,020	356,652	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	642,541	708,689	(66,148)	(9.3)	(37.3)	642,541	1,045,168	(402,627)	(38.5)

NONINTEREST INCOME

Service charges on deposit accounts	240,241	230,296	9,945	4.3	17.3	240,241	213,939	26,302	12.3
Trust and investment management income	147,477	157,319	(9,842)	(6.3)	(25.0)	147,477	175,242	(27,765)	(15.8)
Retail investment services	72,791	73,764	(973)	(1.3)	(5.3)	72,791	71,064	1,727	2.4
Other charges and fees	128,776	129,581	(805)	(0.6)	(2.5)	128,776	120,730	8,046	6.7
Investment banking income	62,164	60,987	1,177	1.9	7.7	62,164	47,688	14,476	30.4
Trading account profits/(losses) and commissions	121,136	(49,306)	170,442	NM	NM	121,136	(31,187)	152,323	NM
Card fees	78,138	78,566	(428)	(0.5)	(2.2)	78,138	70,450	7,688	10.9
Mortgage production related income	50,028	63,508	(13,480)	(21.2)	(84.9)	50,028	12,950	37,078	NM
Mortgage servicing related income	62,654	32,548	30,106	92.5	NM	62,654	57,142	5,512	9.6
Gain on sale of businesses	81,813	29,648	52,165	NM	NM	81,813	-	81,813	NM
Other noninterest income	66,958	56,312	10,646	18.9	75.6	66,958	80,130	(13,172)	(16.4)
Securities gains/(losses), net	173,046	549,787	(376,741)	(68.5)	NM	173,046	991	172,055	NM

Total noninterest income	1,285,222	1,413,010	(127,788)	(9.0)	(36.2)	1,285,222	819,139	466,083	56.9

NONINTEREST EXPENSE

Employee compensation and benefits	696,210	711,957	(15,747)	(2.2)	(8.8)	696,210	677,765	18,445	2.7
Net occupancy expense	88,745	85,483	3,262	3.8	15.3	88,745	87,626	1,119	1.3
Outside processing and software	132,361	107,205	25,156	23.5	93.9	132,361	105,132	27,229	25.9
Equipment expense	51,931	50,991	940	1.8	7.4	51,931	51,532	399	0.8
Marketing and customer development	217,693	47,203	170,490	NM	NM	217,693	46,897	170,796	NM
Amortization/impairment of intangible assets	18,551	64,735	(46,184)	(71.3)	NM	18,551	24,820	(6,269)	(25.3)
Net loss on extinguishment of debt	-	-	-	-	-	-	9,800	(9,800)	(100.0)
Visa litigation	20,000	-	20,000	NM	NM	20,000	-	20,000	NM
Operating losses	135,183	44,654	90,529	NM	NM	135,183	52,041	83,142	NM
Other noninterest expense	307,412	266,305	41,107	15.4	61.7	307,412	235,632	71,780	30.5

Total noninterest expense	1,668,086	1,378,533	289,553	21.0	84.0	1,668,086	1,291,245	376,841	29.2

INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	259,677	743,166	(483,489)	(65.1)	NM	259,677	573,062	(313,385)	(54.7)
Provision/(Benefit) for income taxes	(52,767)	202,804	(255,571)	NM	NM	(52,767)	152,898	(205,665)	NM

NET INCOME	312,444	540,362	(227,918)	(42.2)	NM	312,444	420,164	(107,720)	(25.6)
Preferred dividends	5,111	5,112	(1)	-	-	5,111	7,526	(2,415)	(32.1)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$307,333	$535,250	($227,917)	(42.6)	NM	$307,333	$412,638	($105,305)	(25.5)

REVENUE

Net interest income	$1,146,213	$1,156,716	($10,503)	(0.9)%	(3.6)%	$1,146,213	$1,192,188	($45,975)	(3.9)%
Taxable-equivalent adjustment	29,466	28,256	1,210	4.3	17.1	29,466	27,055	2,411	8.9

Net interest income - FTE	1,175,679	1,184,972	(9,293)	(0.8)	(3.1)	1,175,679	1,219,243	(43,564)	(3.6)
Noninterest income	1,285,222	1,413,010	(127,788)	(9.0)	(36.2)	1,285,222	819,139	466,083	56.9

Total revenue - FTE	2,460,901	2,597,982	(137,081)	(5.3)	(21.1)	2,460,901	2,038,382	422,519	20.7

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$38,064	$37,600	$464	1.2%	4.9%	$38,064	$34,248	$3,816	11.1%
Real estate home equity lines	15,424	14,980	444	3.0	11.9	15,424	14,133	1,291	9.1
Real estate construction	10,502	11,472	(970)	(8.5)	(33.8)	10,502	13,687	(3,185)	(23.3)
Real estate 1-4 family	31,486	32,114	(628)	(2.0)	(7.8)	31,486	31,004	482	1.6
Real estate commercial	14,139	13,877	262	1.9	7.5	14,139	12,759	1,380	10.8
Credit card	860	816	44	5.4	21.4	860	516	344	66.7
Consumer - direct	4,705	4,382	323	7.4	29.4	4,705	4,368	337	7.7
Consumer - indirect	7,152	7,437	(285)	(3.8)	(15.3)	7,152	7,966	(814)	(10.2)
Nonaccrual and restructured	3,309	2,514	795	31.6	NM	3,309	878	2,431	NM

Total loans	$125,641	$125,192	$449	0.4%	1.4%	$125,641	$119,559	$6,082	5.1%

Average deposits
Noninterest bearing deposits	$20,880	$21,346	($466)	(2.2)%	(8.7)%	$20,880	$21,445	($565)	(2.6)%
NOW accounts	20,501	21,762	(1,261)	(5.8)	(23.2)	20,501	19,544	957	4.9
Money market accounts	26,897	26,032	865	3.3	13.3	26,897	22,560	4,337	19.2
Savings	3,771	3,939	(168)	(4.3)	(17.1)	3,771	4,457	(686)	(15.4)
Consumer and other time	28,150	28,648	(498)	(1.7)	(7.0)	28,150	28,702	(552)	(1.9)

Total consumer and commercial deposits	100,199	101,727	(1,528)	(1.5)	(6.0)	100,199	96,708	3,491	3.6
Brokered and foreign deposits	15,800	15,068	732	4.9	19.4	15,800	21,140	(5,340)	(25.3)

Total deposits	$115,999	$116,795	($796)	(0.7)%	(2.7)%	$115,999	$117,848	($1,849)	(1.6)%

SELECTED CREDIT DATA (Dollars in thousands)

Nonaccrual loans	$3,289,518	$2,625,328	$664,190	25.3%	NM %	$3,289,518	$974,791	$2,314,727	NM %
Other real estate owned (OREO)	387,037	334,519	52,518	15.7	62.8	387,037	156,106	230,931	NM
Other repossessed assets	13,714	13,203	511	3.9	15.5	13,714	9,974	3,740	37.5

Total nonperforming assets	$3,690,269	$2,973,050	$717,218	24.1%	96.5%	$3,690,269	$1,140,871	$2,549,398	NM %

Allowance for loan and lease losses	$1,941,000	$1,829,400	$111,600	6.1%	24.4%	$1,941,000	$1,093,691	$847,309	77.5%

[1]	Multiply percentage change by 4 to calculate sequential annualized change.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Nine Months Ended
	September 30 2008	September 30 2007	Increase/ (Decrease)
			Amount	% [1]
STATEMENTS OF INCOME

NET INTEREST INCOME	$3,442,796	$3,552,031	($109,235)	(3.1)%

Provision for loan losses	1,511,721	308,141	1,203,580	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,931,075	3,243,890	(1,312,815)	(40.5)

NONINTEREST INCOME

Service charges on deposit accounts	682,376	599,818	82,558	13.8
Trust and investment management income	465,898	514,180	(48,282)	(9.4)
Retail investment services	218,855	206,392	12,463	6.0
Other charges and fees	385,588	357,225	28,363	7.9
Investment banking income	178,571	159,844	18,727	11.7
Trading account profits and commissions	100,048	75,451	24,597	32.6
Card fees	230,465	203,225	27,240	13.4
Mortgage production related income	199,085	68,617	130,468	NM
Mortgage servicing related income	124,300	138,072	(13,772)	(10.0)
Gain on sale of businesses	200,851	32,340	168,511	NM
Gain on Visa IPO	86,305	-	86,305	NM
Net gain on sale/leaseback of premises	37,039	-	37,039	NM
Other noninterest income	184,106	260,080	(75,974)	(29.2)
Net securities gains/(losses)	662,247	237,423	424,824	NM

Total noninterest income	3,755,734	2,852,667	903,067	31.7

NONINTEREST EXPENSE

Employee compensation and benefits	2,123,250	2,087,378	35,872	1.7
Net occupancy expense	260,669	258,533	2,136	0.8
Outside processing and software	348,731	305,538	43,193	14.1
Equipment expense	155,317	154,764	553	0.4
Marketing and customer development	320,599	135,928	184,671	NM
Amortization/impairment of intangible assets	104,001	73,266	30,735	41.9
Loss on extinguishment of debt	11,723	9,800	1,923	19.6
Visa litigation	(19,124)	-	(19,124)	NM
Operating losses	210,100	91,213	118,887	NM
Other noninterest expense	786,497	662,016	124,481	18.8

Total noninterest expense	4,301,763	3,778,436	523,327	13.9

INCOME BEFORE PROVISION FOR INCOME TAXES	1,385,046	2,318,121	(933,075)	(40.3)
Provision for income taxes	241,685	695,230	(453,545)	(65.2)

NET INCOME	1,143,361	1,622,891	(479,530)	(29.5)
Preferred dividends	17,200	22,408	(5,208)	(23.2)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,126,161	$1,600,483	($474,322)	(29.6)

REVENUE
Net interest income	$3,442,796	$3,552,031	($109,235)	(3.1)%
Taxable-equivalent adjustment	85,697	75,436	10,261	13.6

Net interest income - FTE	3,528,493	3,627,467	(98,974)	(2.7)
Noninterest income	3,755,734	2,852,667	903,067	31.7

Total revenue - FTE	$7,284,227	$6,480,134	$804,093	12.4

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$37,349	$33,964	$3,385	10.0%
Real estate home equity lines	15,004	13,908	1,096	7.9
Real estate construction	11,471	13,610	(2,139)	(15.7)
Real estate 1-4 family	32,011	31,938	73	0.2
Real estate commercial	13,711	12,774	937	7.3
Credit card	817	430	387	90.0
Consumer - direct	4,385	4,313	72	1.7
Consumer - indirect	7,411	8,064	(653)	(8.1)
Nonaccrual and restructured	2,543	738	1,805	NM

Total loans	$124,702	$119,739	$4,963	4.1%

Average deposits
Noninterest bearing deposits	$20,947	$21,923	($976)	(4.5)%
NOW accounts	21,412	19,809	1,603	8.1
Money market accounts	26,094	22,142	3,952	17.8
Savings	3,875	4,754	(879)	(18.5)
Consumer and other time	28,701	28,843	(142)	(0.5)

Total consumer and commercial deposits	101,029	97,471	3,558	3.7
Brokered and foreign deposits	15,446	23,925	(8,479)	(35.4)

Total deposits	$116,475	$121,396	($4,921)	(4.1)%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2008	September 30 2007	% Change[3]		September 30 2008	September 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$646,658	$697,341	(7.3	) %	$1,916,552	$2,115,454	(9.4	) %
FTE adjustment	8,313	9,265	(10.3)		25,546	28,026	(8.8)

Net interest income - FTE	654,971	706,606	(7.3)		1,942,098	2,143,480	(9.4)
Provision for loan losses[2]	225,614	74,561	NM		588,963	179,942	NM

Net interest income after provision for loan losses - FTE	429,357	632,045	(32.1)		1,353,135	1,963,538	(31.1)

Noninterest income before securities gains/(losses)	352,274	321,904	9.4		1,021,261	919,466	11.1
Securities gains/(losses), net	(220)	-	NM		(220)	3	NM

Total noninterest income	352,054	321,904	9.4		1,021,041	919,469	11.0

Noninterest expense before amortization of intangible assets	669,401	619,693	8.0		1,895,536	1,870,156	1.4
Amortization of intangible assets	14,571	17,192	(15.2)		43,730	53,209	(17.8)

Total noninterest expense	683,972	636,885	7.4		1,939,266	1,923,365	0.8

Income before provision for income taxes	97,439	317,064	(69.3)		434,910	959,642	(54.7)
Provision for income taxes	24,436	105,044	(76.7)		126,337	319,079	(60.4)
FTE adjustment	8,313	9,265	(10.3)		25,546	28,026	(8.8)

Net income	$64,690	$202,755	(68.1)		$283,027	$612,537	(53.8)

Total revenue - FTE	$1,007,025	$1,028,510	(2.1)		$2,963,139	$3,062,949	(3.3)

Selected Average Balances

Total loans	$51,366,891	$51,871,391	(1.0	) %	$51,042,034	$51,442,408	(0.8	) %
Goodwill	6,272,302	6,139,071	2.2		6,185,900	6,137,393	0.8
Other intangible assets excluding MSRs	166,682	194,011	(14.1)		164,621	212,006	(22.4)
Total assets	59,143,001	59,248,838	(0.2)		58,840,745	59,015,000	(0.3)
Total deposits	79,947,704	79,076,185	1.1		80,630,196	80,235,275	0.5

Performance Ratios

Efficiency ratio	67.92%	61.92%			65.45%	62.79%
Impact of excluding amortization of intangible assets	(6.09)	(5.52)			(5.87)	(5.61)

Tangible efficiency ratio	61.83%	56.40%			59.58%	57.18%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WHOLESALE BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2008	September 30 2007	% Change[3]	September 30 2008	September 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$113,816	$128,336	(11.3)%	$360,037	$398,243	(9.6	) %
FTE adjustment	16,815	13,087	28.5	46,165	34,229	34.9

Net interest income - FTE	130,631	141,423	(7.6)	406,202	432,472	(6.1)
Provision for loan losses[2]	32,313	15,470	NM	55,570	33,865	64.1

Net interest income after provision for loan losses - FTE	98,318	125,953	(21.9)	350,632	398,607	(12.0)

Noninterest income before securities gains/(losses)	158,237	72,438	NM	516,506	466,725	10.7
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	158,237	72,438	NM	516,506	466,725	10.7

Noninterest expense before amortization of intangible assets	203,093	178,866	13.5	604,055	565,473	6.8
Amortization of intangible assets	122	122	-	366	366	-

Total noninterest expense	203,215	178,988	13.5	604,421	565,839	6.8

Income before provision/(benefit) for income taxes	53,340	19,403	NM	262,717	299,493	(12.3)
Provision/(benefit) for income taxes	(5,536)	(26,000)	(78.7)	10,070	21,461	(53.1)
FTE adjustment	16,815	13,087	28.5	46,165	34,229	34.9

Net income	$42,061	$32,316	30.2	$206,482	$243,803	(15.3)

Total revenue - FTE	$288,868	$213,861	35.1	$922,708	$899,197	2.6

Selected Average Balances

Total loans	$34,726,824	$29,492,332	17.7%	$33,727,611	$29,299,307	15.1%
Goodwill	171,967	168,142	2.3	169,419	168,146	0.8
Other intangible assets excluding MSRs	556	1,047	(46.9)	679	1,162	(41.6)
Total assets	45,825,637	38,610,922	18.7	44,725,704	38,392,096	16.5
Total deposits	9,328,409	5,306,665	75.8	8,968,591	4,917,472	82.4

Performance Ratios

Efficiency ratio	70.35%	83.69%		65.51%	62.93%
Impact of excluding amortization of intangible assets	(0.53)	(0.78)		(0.46)	(0.43)

Tangible efficiency ratio	69.82%	82.91%		65.05%	62.50%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2008	September 30 2007	% Change[3]	September 30 2008	September 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$107,005	$130,476	(18.0)%	$361,279	$394,451	(8.4)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	107,005	130,476	(18.0)	361,279	394,451	(8.4)
Provision for loan losses[2]	124,861	11,733	NM	351,124	34,993	NM

Net interest income after provision for loan losses - FTE	(17,856)	118,743	NM	10,155	359,458	(97.2)

Noninterest income before securities gains/(losses)	133,773	89,948	48.7	380,776	265,363	43.5
Securities gains/(losses), net	(5,332)	-	NM	(11,560)	-	NM

Total noninterest income	128,441	89,948	42.8	369,216	265,363	39.1

Noninterest expense before amortization of intangible assets	365,478	235,134	55.4	838,412	583,106	43.8
Amortization of intangible assets	163	763	(78.6)	1,490	2,290	(34.9)

Total noninterest expense	365,641	235,897	55.0	839,902	585,396	43.5

Income/(loss) before provision/(benefit) for income taxes	(255,056)	(27,206)	NM	(460,531)	39,425	NM
Provision/(benefit) for income taxes	(98,911)	(14,697)	NM	(183,721)	3,563	NM
FTE adjustment	-	-	-	-	-	-

Net income/(loss)	($156,145)	($12,509)	NM	($276,810)	$35,862	NM

Total revenue - FTE	$235,446	$220,424	6.8	$730,495	$659,814	10.7

Selected Average Balances

Total loans	$31,098,274	$30,084,217	3.4%	$31,598,472	$30,629,171	3.2%
Goodwill	277,189	276,611	0.2	276,781	276,412	0.1
Other intangible assets excluding MSRs	166	2,810	(94.1)	668	3,534	(81.1)
Total assets	41,147,389	45,260,639	(9.1)	42,443,317	45,801,700	(7.3)
Total deposits	2,307,842	2,322,876	(0.6)	2,275,990	2,166,451	5.1

Performance Ratios

Efficiency ratio	155.30%	107.02%		114.98%	88.72%
Impact of excluding amortization of intangible assets	(2.19)	(1.83)		(1.68)	(1.55)

Tangible efficiency ratio	153.11%	105.19%		113.30%	87.17%

Other Information

Production Data
Channel mix
Retail	$3,777,757	$5,565,382	(32.1)%	$13,888,030	$18,252,569	(23.9)%
Wholesale	2,581,750	4,456,315	(42.1)	10,013,155	16,475,540	(39.2)
Correspondent	1,775,523	2,592,592	(31.5)	5,302,678	10,672,761	(50.3)

Total production	$8,135,030	$12,614,289	(35.5)	$29,203,863	$45,400,870	(35.7)

Channel mix - percent
Retail	46%	44%		48%	40%
Wholesale	32	35		34	36
Correspondent	22	21		18	24

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$2,514,269	$4,266,890	(41.1)	$13,293,122	$19,554,615	(32.0)
Purchase	5,620,761	8,347,399	(32.7)	15,910,741	25,846,255	(38.4)

Total production	$8,135,030	$12,614,289	(35.5)	$29,203,863	$45,400,870	(35.7)

Purchase and refinance mix - percent
Refinance	31%	34%		46%	43%
Purchase	69	66		54	57

Total production	100%	100%		100%	100%

Applications	$14,429,165	$21,347,294	(32.4)	$51,773,177	$70,216,063	(26.3)

Mortgage Servicing Data (End of Period)
Total loans serviced	$159,269,209	$149,862,311	6.3%
Total loans serviced for others	127,027,392	110,457,690	15.0
Net carrying value of MSRs	1,150,013	995,984	15.5
Ratio of net carrying value of MSRs to total loans serviced for others	0.905%	0.902%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2008	September 30 2007	% Change[3]	September 30 2008	September 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$83,752	$86,870	(3.6)%	$248,642	$265,723	(6.4)%
FTE adjustment	7	13	(46.2)	26	41	(36.6)

Net interest income - FTE	83,759	86,883	(3.6)	248,668	265,764	(6.4)
Provision for loan losses[2]	9,160	1,914	NM	16,822	5,925	NM

Net interest income after provision for loan losses - FTE	74,599	84,969	(12.2)	231,846	259,839	(10.8)

Noninterest income before securities gains/(losses)	161,861	258,434	(37.4)	762,338	794,361	(4.0)
Securities gains/(losses), net	(88)	(2)	NM	(116)	8	NM

Total noninterest income	161,773	258,432	(37.4)	762,222	794,369	(4.0)

Noninterest expense before amortization of intangible assets	225,342	239,919	(6.1)	695,856	746,789	(6.8)
Amortization of intangible assets	3,592	6,521	(44.9)	58,106	16,737	NM

Total noninterest expense	228,934	246,440	(7.1)	753,962	763,526	(1.3)

Income before provision for income taxes	7,438	96,961	(92.3)	240,106	290,682	(17.4)
Provision for income taxes	2,997	35,760	(91.6)	86,748	106,830	(18.8)
FTE adjustment	7	13	(46.2)	26	41	(36.6)

Net income	$4,434	$61,188	(92.8)	$153,332	$183,811	(16.6)

Total revenue - FTE	$245,532	$345,315	(28.9)	$1,010,890	$1,060,133	(4.6)

Selected Average Balances

Total loans	$8,217,760	$7,848,930	4.7%	$8,102,610	$8,022,472	1.0%
Goodwill	323,462	314,166	3.0	328,526	314,297	4.5
Other intangible assets excluding MSRs	68,955	134,068	(48.6)	105,007	129,395	(18.8)
Total assets	9,015,972	8,771,019	2.8	8,956,367	8,923,453	0.4
Total deposits	9,581,356	9,608,257	(0.3)	9,721,176	9,753,449	(0.3)

Performance Ratios

Efficiency ratio	93.24%	71.37%		74.58%	72.02%
Impact of excluding amortization of intangible assets	(3.15)	(2.88)		(6.74)	(2.53)

Tangible efficiency ratio	90.09%	68.49%		67.84%	69.49%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$129,455,527	$142,863,031	(9.4)%
Non-managed assets	51,372,166	59,283,257	(13.3)

Total assets under administration	180,827,693	202,146,288	(10.5)

Brokerage assets	35,861,251	42,365,873	(15.4)
Corporate trust assets	1,653,688	8,508,088	(80.6)

Total assets under advisement	$218,342,632	$253,020,249	(13.7)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2008		September 30 2007		% Change[2]	September 30 2008	September 30 2007	% Change[2]
Statements of Income

Net interest income	$194,982		$149,165		30.7%	$556,286	$378,160	47.1%
FTE adjustment	4,331		4,690		(7.7)	13,960	13,140	6.2

Net interest income - FTE	199,313		153,855		29.5	570,246	391,300	45.7
Provision for loan losses[1]	111,724		43,342		NM	499,242	53,416	NM

Net interest income after provision for loan losses - FTE	87,589		110,513		(20.7)	71,004	337,884	(79.0)

Noninterest income before securities gains/(losses)	306,031		75,424		NM	412,606	169,329	NM
Securities gains/(losses), net	178,686		993		NM	674,143	237,412	NM

Total noninterest income	484,717		76,417		NM	1,086,749	406,741	NM

Noninterest expense before amortization of intangible assets	186,221		(7,187)		NM	163,903	(60,354)	NM
Amortization of intangible assets	103		222		(53.6)	309	664	(53.5)

Total noninterest expense	186,324		(6,965)		NM	164,212	(59,690)	NM

Income before provision for income taxes	385,982		193,895		99.1	993,541	804,315	23.5
Provision for income taxes	24,247		52,791		(54.1)	202,251	244,296	(17.2)
FTE adjustment	4,331		4,690		(7.7)	13,960	13,140	6.2

Net income	$357,404		$136,414		NM	$777,330	$546,879	42.1

Total revenue - FTE	$684,030		$230,272		NM	$1,656,995	$798,041	NM

Selected Average Balances

Total loans	$232,228		$261,829		(11.3)%	$231,670	$345,549	(33.0)%
Securities available for sale	13,427,353		14,935,925		(10.1)	14,207,457	18,370,420	(22.7)
Goodwill	4,743		6,372		(25.6)	37,304	7,233	NM
Other intangible assets excluding MSRs	4,277		4,756		(10.1)	4,381	4,966	(11.8)
Total assets	18,756,491		22,761,959		(17.6)	20,479,550	26,561,381	(22.9)
Total deposits (mainly brokered and foreign)	14,834,316		21,533,440		(31.1)	14,879,538	24,324,129	(38.8)

	September 30 2008		June 30 2008
Other Information

Duration of investment portfolio	4.8%		5.6%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.8%		0.1%
Instantaneous 100 bp decrease in rates over next 12 months	(1.1	) %	(0.3	) %

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(0.4	) %	(0.8	) %
Instantaneous 100 bp decrease in rates over next 12 months	0.1%		0.6%

[1]	Provision for loan losses includes net charge-offs for the lines of business and the difference between net charge-offs and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for the fixed rate debt. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps on the debt were included in margin.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2008	September 30 2007	% Change[1]	September 30 2008	September 30 2007	% Change[1]
Statements of Income

Net interest income	$1,146,213	$1,192,188	(3.9)%	$3,442,796	$3,552,031	(3.1)%
FTE adjustment	29,466	27,055	8.9	85,697	75,436	13.6

Net interest income - FTE	1,175,679	1,219,243	(3.6)	3,528,493	3,627,467	(2.7)
Provision for loan losses	503,672	147,020	NM	1,511,721	308,141	NM

Net interest income after provision for loan losses - FTE	672,007	1,072,223	(37.3)	2,016,772	3,319,326	(39.2)

Noninterest income before securities gains/(losses)	1,112,176	818,148	35.9	3,093,487	2,615,244	18.3
Securities gains/(losses), net	173,046	991	NM	662,247	237,423	NM

Total noninterest income	1,285,222	819,139	56.9	3,755,734	2,852,667	31.7

Noninterest expense before amortization of intangible assets	1,649,535	1,266,425	30.3	4,197,762	3,705,170	13.3
Amortization of intangible assets	18,551	24,820	(25.3)	104,001	73,266	41.9

Total noninterest expense	1,668,086	1,291,245	29.2	4,301,763	3,778,436	13.9

Income before provision/(benefit) for income taxes	289,143	600,117	(51.8)	1,470,743	2,393,557	(38.6)
Provision/(benefit) for income taxes	(52,767)	152,898	NM	241,685	695,230	(65.2)
FTE adjustment	29,466	27,055	8.9	85,697	75,436	13.6

Net income	$312,444	$420,164	(25.6)	$1,143,361	$1,622,891	(29.5)

Total revenue - FTE	$2,460,901	$2,038,382	20.7	$7,284,227	$6,480,134	12.4

Selected Average Balances

Total loans	$125,641,977	$119,558,699	5.1%	$124,702,397	$119,738,907	4.1%
Goodwill	7,049,663	6,904,362	2.1	6,997,930	6,903,481	1.4
Other intangible assets excluding MSRs	240,636	336,692	(28.5)	275,356	351,063	(21.6)
Total assets	173,888,490	174,653,377	(0.4)	175,445,683	178,693,630	(1.8)
Total deposits	115,999,627	117,847,423	(1.6)	116,475,491	121,396,776	(4.1)

Performance Ratios

Efficiency ratio	67.78%	63.35%		59.06%	58.31%
Impact of excluding amortization of intangible assets	(0.75)	(1.22)		(1.43)	(1.13)

Tangible efficiency ratio	67.03%	62.13%		57.63%	57.18%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.